Filed Pursuant to Rule 424(b)(2)
Registration No. 333-283988

Prospectus Supplement

(To Prospectus dated December 20, 2024)

$3,500,000,000

EOG RESOURCES, INC.

  $500,000,000 4.400% Senior Notes due 2028

$1,250,000,000 5.000% Senior Notes due 2032

$1,250,000,000 5.350% Senior Notes due 2036

  $500,000,000 5.950% Senior Notes due 2055

We are offering $500,000,000 of our 4.400% Senior Notes due 2028 (the “2028 notes”), $1,250,000,000 of our 5.000% Senior Notes due 2032 (the “2032 notes”), $1,250,000,000 of our 5.350% Senior Notes due 2036 (the “2036 notes”) and $500,000,000 of our 5.950% Senior Notes due 2055 (the “2055 notes,” and together with the 2028 notes, the 2032 notes and the 2036 notes, the “notes”).

Interest on the notes is payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2026. The 2028 notes will bear interest at a rate of 4.400% per year and will mature on July 15, 2028. The 2032 notes will bear interest at a rate of 5.000% per year and will mature on July 15, 2032. The 2036 notes will bear interest at a rate of 5.350% per year and will mature on January 15, 2036. The 2055 notes will bear interest at a rate of 5.950% per year and will mature on July 15, 2055. We may redeem some or all of the notes at any time and from time to time prior to their maturity. The redemption prices are discussed under the heading “Description of Notes — Optional Redemption” in this prospectus supplement.

This offering is not conditioned upon, and will be consummated before, the closing of the Encino Acquisition (as defined herein). If (i) the consummation of the Encino Acquisition does not occur on or before the later of (a) May 30, 2026 and (b) the date that is five business days after the date to which the outside date under the Purchase Agreement (as defined herein) may be extended (such later date, the “Outside Date”), (ii) prior to the Outside Date, the Purchase Agreement is terminated or (iii) we otherwise notify the trustee (as defined herein) in writing that we will not pursue the consummation of the Encino Acquisition, we will be required to redeem the 2028 notes and the 2055 notes at a special mandatory redemption price equal to 101% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date (as defined herein). See “Description of Notes — Special Mandatory Redemption.” The 2032 notes and the 2036 notes will not be subject to Special Mandatory Redemption (as defined herein).

The notes will be our senior, unsecured obligations and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The notes will be effectively subordinated to any of our secured indebtedness, to the extent of the value of the assets securing such indebtedness, unless the notes become equally and ratably secured by those assets. The notes will also be structurally subordinated to the indebtedness and all other obligations of our subsidiaries.

The notes will be a new issue of securities for which there is currently no established trading market. We do not intend to apply for the listing of the notes on any securities exchange or for the quotation of the notes on any automated dealer quotation system.

Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of the notes or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in the notes involves risks. Please read “Risk Factors” beginning on page S-6 of this prospectus supplement and page 3 of the accompanying prospectus.

	Public Offering Price (1)	Underwriting Discount	Proceeds to Us (Before Expenses) (1)
Per 2028 note	99.902%	0.450%	99.452%
Total	$499,510,000	$2,250,000	$497,260,000
Per 2032 note	99.792%	0.625%	99.167%
Total	$1,247,400,000	$7,812,500	$1,239,587,500
Per 2036 note	99.917%	0.650%	99.267%
Total	$1,248,962,500	$8,125,000	$1,240,837,500
Per 2055 note	99.719%	0.875%	98.844%
Total	$498,595,000	$4,375,000	$494,220,000

Aggregate Total	$3,494,467,500	$22,562,500	$3,471,905,000

(1)	Plus accrued interest, if any, from July 1, 2025.

The underwriters expect that delivery of the notes will be made to investors in book-entry form only through the facilities of The Depository Trust Company and its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., on or about July 1, 2025.

Joint Book-Running Managers
Goldman Sachs & Co. LLC	BofA Securities	J.P. Morgan	Scotiabank

CIBC Capital Markets	Citigroup	PNC Capital Markets LLC	Truist Securities	US Bancorp	Wells Fargo Securities	Barclays

Co-Manager
M&T Securities

The date of this prospectus supplement is June 16, 2025.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any free writing prospectus with respect to this offering filed by us with the United States Securities and Exchange Commission, or “SEC.” We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus with respect to this offering or the documents incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

Unless the context requires otherwise, the terms “EOG,” “we,” “us,” “our” and “the Company” refer to EOG Resources, Inc., a Delaware corporation, and its subsidiaries.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the notes we are offering and certain other matters. The second part, the accompanying prospectus dated December 20, 2024, provides more general information about the debt securities that we may offer from time to time, some of which information may not apply to the notes we are offering hereby. Generally when we refer to this “prospectus,” we are referring to both this prospectus supplement and the accompanying prospectus combined. We urge you to read carefully this prospectus supplement, the accompanying prospectus, the information incorporated by reference herein and therein, and any free writing prospectus that we authorize to be distributed to you before buying any of the notes being offered under this prospectus supplement.

This prospectus supplement may supplement, update or change information contained in the accompanying prospectus. To the extent that any statement that we make or other information in this prospectus supplement is inconsistent with statements made or other information in the accompanying prospectus or any documents incorporated by reference therein, the statements made or other information in this prospectus supplement will be deemed to modify or supersede those made or contained in the accompanying prospectus and such documents incorporated by reference therein.

Before you invest in the notes, you should carefully read the registration statement described in the accompanying prospectus (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, as well as this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. The documents incorporated by reference into this prospectus supplement are described under “Information Incorporated by Reference” in this prospectus supplement.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that may be important to you in deciding whether to purchase the notes offered hereby. We encourage you to carefully read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus with respect to this offering and the documents that we have filed with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus prior to deciding whether to purchase the notes offered hereby.

Our Company

We are one of the largest independent (non-integrated) crude oil and natural gas companies in the United States with proved reserves in the United States of America (the “United States”) and the Republic of Trinidad and Tobago (“Trinidad”). We are focused on being among the highest return and lowest cost producers, committed to strong environmental performance and playing a significant role in the long-term future of energy. We operate under a consistent business and operational strategy that focuses on a comprehensive approach to developing acreage through industry cycles. We evaluate rate of return, net present value, margins, payback period and other key metrics. This strategy is intended to enhance the generation of cash flow and earnings from each unit of production on a cost-efficient basis, allowing us to maximize long-term growth in shareholder value and maintain a strong balance sheet.

We are also focused on innovation and cost-effective utilization of advanced technology associated with three-dimensional seismic and microseismic data, the development of reservoir simulation models and the use of improved drilling equipment and completion technologies for horizontal drilling and formation evaluation. These advanced technologies are used, as appropriate, throughout EOG to reduce the risks and costs associated with all aspects of oil and gas exploration, development and exploitation. We implement our strategy primarily by emphasizing the drilling of internally generated prospects in order to find and develop low-cost reserves.

Maintaining the lowest possible operating cost structure, coupled with efficient and safe operations and robust environmental stewardship practices and performance, is integral in the implementation of our strategy.

At December 31, 2024, our total estimated net proved reserves were 4,748 million barrels of oil equivalent (MMBoe), of which 1,870 million barrels (MMBbl) were crude oil and condensate reserves, 1,358 MMBbl were natural gas liquids (NGLs) reserves and 9,122 billion cubic feet, or 1,520 MMBoe, were natural gas reserves. At such date, approximately 99% of our net proved reserves, on a crude oil equivalent basis, were located in the United States and 1% in Trinidad. Crude oil equivalent volumes are determined using a ratio of 1.0 barrel of crude oil and condensate or NGLs to 6.0 thousand cubic feet of natural gas.

Offices

We are a Delaware corporation organized in 1985. Our principal executive offices are located at 1111 Bagby, Sky Lobby 2, Houston, Texas 77002, and our telephone number at that address is (713) 651-7000.

Recent Developments

Pending Encino Acquisition

On May 30, 2025, EOG Resources, Inc. entered into a definitive equity interest purchase agreement (the “Purchase Agreement”) with Encino Acquisition Partners, LLC, a Delaware limited liability company (“EAP”),

CPPIB EAP US Inc., a Delaware corporation (“Blocker Corp”), CPPIB EAP Canada, Inc., a Canadian corporation and the sole stockholder of Blocker Corp (“CPPIB”), Encino Acquisition Management, LP, a Delaware limited partnership (“EAM”), Encino Acquisition Management II, LP, a Delaware limited partnership (together with EAM and CPPIB, the “Entity Sellers”), and other holders of units of EAP (together with the Entity Sellers, the “Sellers”), and solely for purposes of certain provisions of the Purchase Agreement, Encino Energy, LLC, a Texas limited liability company.

Pursuant to the Purchase Agreement, EOG Resources, Inc. will acquire all of the outstanding equity interests of EAP from the Sellers, partially through the acquisition of Blocker Corp and partially through the direct purchase of equity interests in EAP, for a purchase price of $5.6 billion, inclusive of EAP’s net debt (the “Encino Acquisition”). The purchase price is subject to customary adjustments related to cash, indebtedness, working capital and transaction expenses. The Encino Acquisition is expected to be funded with the net proceeds from this offering and approximately $2.1 billion of cash on hand. See “Use of Proceeds” and “Capitalization.”

The oil and natural gas assets held by EAP and its subsidiaries include approximately 675,000 net core acres in the Utica shale. The Encino Acquisition is expected to close in the second half of 2025, subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended, the “HSR Act”) and other customary closing conditions.

This offering is not conditioned upon, and will be consummated before, the closing of the Encino Acquisition. If (i) the consummation of the Encino Acquisition does not occur on or before the later of (a) May 30, 2026 and (b) the date that is five business days after the date to which the outside date under the Purchase Agreement may be extended (such later date, the “Outside Date”), (ii) prior to the Outside Date, the Purchase Agreement is terminated or (iii) we otherwise notify the trustee in writing that we will not pursue the consummation of the Encino Acquisition, we will be required to redeem the 2028 notes and the 2055 notes at a special mandatory redemption price equal to 101% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date. See “Description of Notes — Special Mandatory Redemption.” The 2032 notes and the 2036 notes will not be subject to Special Mandatory Redemption.

The Offering

Issuer	EOG Resources, Inc.

Notes Offered	$3,500,000,000 aggregate principal amount of notes, consisting of:

•	$500,000,000 principal amount of 4.400% Senior Notes due 2028.

•	$1,250,000,000 principal amount of 5.000% Senior Notes due 2032.

•	$1,250,000,000 principal amount of 5.350% Senior Notes due 2036.

•	$500,000,000 principal amount of 5.950% Senior Notes due 2055.

Maturity	2028 notes, July 15, 2028.

2032 notes, July 15, 2032.

2036 notes, January 15, 2036.

2055 notes, July 15, 2055.

Interest Rate	2028 notes, 4.400% per annum.

2032 notes, 5.000% per annum.

2036 notes, 5.350% per annum.

2055 notes, 5.950% per annum.

Interest Payment Dates	Interest will be paid semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2026. Interest on the notes will accrue from July 1, 2025.

Use of Proceeds	We estimate that we will receive aggregate net proceeds from this offering of approximately $3.465 billion, after deducting the underwriting discounts and estimated offering expenses payable by us. We intend to use the aggregate net proceeds from this offering for general corporate purposes, including, without limitation, paying a portion of the consideration for the Encino Acquisition and/or paying related fees, costs and expenses. Pending such uses, we may temporarily invest all or a portion of the aggregate net proceeds in investment-grade, interest-bearing securities. This offering is not contingent upon the closing of the Encino Acquisition. See “Recent Developments — Pending Encino Acquisition,” “Use of Proceeds,” “Capitalization” and “Description of Notes — Special Mandatory Redemption.”

Ranking	The notes will be our senior, unsecured obligations and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness from time to time outstanding.

The notes will be effectively subordinated to any of our secured indebtedness, to the extent of the value of the assets securing such indebtedness, unless the notes become equally and ratably secured by those assets. The indenture contains certain restrictions on our ability to incur certain secured debt unless the same security is also provided for the benefit of holders of the notes. See “Description of Debt Securities — Limitations on Liens” in the accompanying prospectus. The notes will also be structurally subordinated to the indebtedness and all other obligations of our subsidiaries. In addition, none of our subsidiaries are guarantors of the notes.

As of March 31, 2025, we had $4,640 million total principal amount of unsecured indebtedness (excluding finance lease obligations) and no secured indebtedness.

Optional Redemption	Prior to June 15, 2028 (one month prior to the maturity date of the 2028 notes) in the case of the 2028 notes, May 15, 2032 (two months prior to the maturity date of the 2032 notes) in the case of the 2032 notes, October 15, 2035 (three months prior to the maturity date of the 2036 notes) in the case of the 2036 notes, and January 15, 2055 (six months prior to the maturity date of the 2055 notes) in the case of the 2055 notes, we may redeem the notes of the applicable series at our option, in whole or in part, at any time and from time to time, at a make-whole redemption price plus accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the applicable Par Call Date (as defined herein), we may redeem the applicable series of notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the series of notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

See “Description of Notes — Optional Redemption” in this prospectus supplement.

Special Mandatory Redemption	If (i) the consummation of the Encino Acquisition does not occur on or before the later of (a) May 30, 2026 and (b) the date that is five business days after the date to which the outside date under the Purchase Agreement may be extended (such later date, the “Outside Date”), (ii) prior to the Outside Date, the Purchase Agreement is terminated or (iii) we otherwise notify the trustee in writing that we will not pursue the consummation of the Encino Acquisition, we will be required to redeem the 2028 notes and the 2055 notes at a special mandatory redemption price equal to 101% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date. See “Description of Notes — Special Mandatory Redemption.” The 2032 notes and the 2036 notes will not be subject to Special Mandatory Redemption.

Covenants	The notes will be issued as four separate series under an indenture with Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee. The indenture contains various covenants, including limitations on securing certain indebtedness by liens on principal properties.

These covenants are subject to important exceptions and qualifications described under the heading “Description of Debt Securities” in the accompanying prospectus.

Form, Delivery, Denomination	Each series of the notes will be represented by one or more global notes registered in the name of The Depository Trust Company (“DTC”) or its nominee. Beneficial interests in the notes will be evidenced by, and transfers thereof will be effected only through, records maintained by participants in DTC. The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof in book-entry only.

Additional Issuances	We may, at any time and from time to time in the future, without notice to or the consent of the holders of any series of the notes, issue and sell additional notes of any series having the same terms as, and ranking equally and ratably with, the notes of the applicable series being offered hereby in all respects (except for the public offering price, issue date and, if applicable, the first payment of interest thereon), as described under the heading “Description of Notes — Principal, Maturity and Interest” in this prospectus supplement.

Trustee, Paying Agent and Transfer Agent	Computershare Trust Company, N.A.

Governing Law	The notes and the indenture relating to the notes will be governed by Texas law.

Risk Factors	You should carefully consider the information under the headings “Risk Factors” and “Information Regarding Forward-Looking Statements” and all other information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, before deciding to invest in the notes.

Settlement	It is expected that delivery of the notes will be made against payment therefor on or about July 1, 2025, which will be the tenth business day following the date of pricing of the notes (such settlement cycle being referred to as “T+10”). Pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. See “Underwriting.”

For additional information regarding the notes, please read “Description of Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

RISK FACTORS

You should carefully consider the following risk factors, in addition to the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Specifically, please see “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for a discussion of risks that may affect our business, financial condition, cash flows and results of operations. Realization of any of those risks or the following risks or adverse results from any matter listed under the heading “Information Regarding Forward-Looking Statements” in the accompanying prospectus, as updated by our subsequent reports filed with the SEC under the Exchange Act and incorporated herein by reference, could have a material adverse effect on our business, financial condition, cash flows and results of operations. As a result, you could lose all or part of your investment in, and expected return on, the notes.

Risks Related to the Notes

The notes will be unsecured and, therefore, will be effectively subordinated to any secured debt we may incur, to the extent of the value of the assets securing such debt, and will be structurally subordinated to the obligations of our subsidiaries.

The notes will not be secured by any of our assets. As a result, the notes are effectively subordinated to any secured debt we may incur to the extent of the value of the assets securing such debt. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our secured debt may assert rights against the assets securing such debt in order to receive full payment of their debt before the assets may be used to pay the holders of the notes. In addition, none of our subsidiaries are guarantors of the notes. As a result, the notes will be structurally subordinated to the indebtedness and all other obligations of our subsidiaries, and some of our subsidiaries had outstanding indebtedness in the past and may incur indebtedness in the future. As of March 31, 2025, we had $4,640 million total principal amount of unsecured indebtedness (excluding finance lease obligations), and no secured indebtedness. See “Capitalization” in this prospectus supplement.

An actual or anticipated downgrade in any of our credit ratings could adversely affect the trading price and liquidity of the notes.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Any actual or anticipated downgrade in any of our credit ratings could adversely affect the trading price of, and your ability to resell, the notes. A credit rating reflects only the views of the rating agency at the time the rating is assigned, is not a recommendation to buy, sell or hold any security and may be revised or withdrawn at any time by the rating agency in its sole discretion. Neither we, the trustee nor any underwriter undertakes any obligation to maintain the ratings or to advise holders of the notes of any change in ratings. In addition, the indenture contains no protective provisions for holders of the notes in the event of a ratings downgrade.

The indenture does not limit the amount of indebtedness that we may incur.

The indenture does not limit our ability to incur additional indebtedness or contain provisions that would afford holders of the notes protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction. Accordingly, we could, in the future, enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise adversely affect our capital structure or credit rating.

If an active trading market does not develop for the notes, you may be unable to sell your notes or to sell your notes at a price that you deem sufficient.

The notes will be a new issue of securities for which there is currently no established trading market. We do not intend to apply for the listing of the notes on any securities exchange or for the quotation of the notes on any automated dealer quotation system. While the underwriters of the notes have advised us that they intend to make a market in the notes, the underwriters will not be obligated to do so and may discontinue any market making activities at any time in their sole discretion and without notice. No assurance can be given:

•	that a trading market for the notes will develop or continue;

•	as to the liquidity of any market that does develop; or

•	as to your ability to sell any notes you may own or the price at which you may be able to sell your notes.

If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

We may be required to redeem the 2028 notes and the 2055 notes and may not have or be able to obtain all the funds necessary to redeem such notes. In addition, if we are required to redeem such notes, you may not obtain your expected return on the redeemed notes.

Our ability to consummate the Encino Acquisition is subject to various closing conditions, many of which are beyond our control, and we may not be able to consummate the Encino Acquisition prior to the Special Mandatory Redemption Trigger Date (as defined herein), or at all. If (x) the consummation of the Encino Acquisition does not occur on or before the later of (i) May 30, 2026 and (ii) the date that is five business days after the date to which the outside date under the Purchase Agreement may be extended (such later date, the “Outside Date”), (y) prior to the Outside Date, the Purchase Agreement is terminated or (z) we otherwise notify the trustee in writing that we will not pursue the consummation of the Encino Acquisition, we will be required to redeem the 2028 notes and the 2055 notes at a special mandatory redemption price equal to 101% of the aggregate principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date. The 2032 notes and the 2036 notes will not be subject to Special Mandatory Redemption.

There is no escrow account for, or security interest in, the proceeds of this offering for the benefit of holders of the 2028 notes or the 2055 notes, and such holders will therefore be subject to the risk that we may not have or be able to obtain all the funds necessary to redeem the 2028 notes and the 2055 notes.

In addition, even if we are able to redeem the 2028 notes and the 2055 notes pursuant to the Special Mandatory Redemption, you may not obtain your expected return on such notes and may not be able to reinvest the proceeds from a Special Mandatory Redemption in an investment that results in a comparable return. Your decision to invest in such notes is made at the time of the offering of such notes, and you will have no right to opt out of the special mandatory redemption provisions of those notes. You will have no rights under the special mandatory redemption provisions as long as the Encino Acquisition is consummated on or prior to the dates described above, nor will you have any right to require us to repurchase your notes if, between the closing of this offering and the closing of the Encino Acquisition, we experience any changes in our business or financial condition, or if the terms of the Encino Acquisition or the financing thereof change.

For a description of the special redemption provisions, see “Description of Notes — Special Mandatory Redemption” in this prospectus supplement.

Risks Related to the Encino Acquisition

The Encino Acquisition may involve additional risks, uncertainties and costs.

As discussed in this prospectus supplement, our ability to consummate the Encino Acquisition is subject to various closing conditions, many of which are beyond our control, including the required HSR Act regulatory clearance. Because the 2032 notes and the 2036 notes will not be subject to Special Mandatory Redemption, we will not be required to redeem such notes in the event the Encino Acquisition is not completed prior to the Special Mandatory Redemption Trigger Date. As a result, your investment in such notes may involve additional risks and uncertainties relating to the Encino Acquisition described below.

We may be unable to obtain the required HSR Act regulatory clearance or such regulatory clearance may take longer than expected or may impose conditions to the Encino Acquisition that are not presently anticipated or cannot be met. In addition, other conditions to the Encino Acquisition may not be fulfilled in a timely manner or at all. If consummation of the Encino Acquisition is delayed, or if the Encino Acquisition is not consummated, we may be delayed in realizing, or may not realize, some or all of the benefits that we expect to realize. Further, if the Encino Acquisition is consummated, we can give no assurance that we will realize, in full or at all, the anticipated benefits of the Encino Acquisition.

We have incurred and expect to continue to incur significant transaction and acquisition-related costs and may incur other unanticipated costs and expenses associated with the Encino Acquisition. Additionally, upon the termination of the Purchase Agreement under specified circumstances, we will be required to pay EAP a termination fee equal to $392 million.

USE OF PROCEEDS

We estimate that the aggregate net proceeds received by us from this offering, after deducting the underwriting discounts and estimated offering expenses payable by us, will be approximately $3.465 billion. We intend to use the aggregate net proceeds from this offering for general corporate purposes, including, without limitation, paying a portion of the consideration for the Encino Acquisition and/or paying related fees, costs and expenses. Pending such uses, we may temporarily invest all or a portion of the aggregate net proceeds in investment-grade, interest-bearing securities. This offering is not contingent upon the closing of the Encino Acquisition. See “Recent Developments — Pending Encino Acquisition,” “Capitalization” and “Description of Notes — Special Mandatory Redemption.”

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of March 31, 2025, and our consolidated cash and cash equivalents and capitalization as of March 31, 2025 on an as-adjusted basis giving effect to (1) the issuance of the notes in this offering and (2) the application of the net proceeds from this offering, together with cash on hand, to fund the purchase price for the Encino Acquisition as described under the heading “Use of Proceeds” in this prospectus supplement. You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes to those financial statements appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of March 31, 2025
(Dollars in millions, except per share amounts)	Actual	As Adjusted
Cash and cash equivalents	$6,599	$3,964 (1)

Current and long-term debt:
3.150% senior notes due 2025 (2)	500	—
4.150% senior notes due 2026	750	750
6.650% senior notes due 2028	140	140
4.375% senior notes due 2030	750	750
3.900% senior notes due 2035	500	500
5.100% senior notes due 2036	250	250
4.950% senior notes due 2050	750	750
5.650% senior notes due 2054	1,000	1,000
4.400% senior notes due 2028 offered hereby	—	500
5.000% senior notes due 2032 offered hereby	—	1,250
5.350% senior notes due 2036 offered hereby	—	1,250
5.950% senior notes due 2055 offered hereby	—	500

Total current and long-term debt (3)	4,640	7,640

Stockholders’ equity:
Common stock (par value $0.01 per share)	206	206
Additional paid in capital	6,095	6,095
Accumulated other comprehensive loss	(4)	(4)
Retained earnings	27,869	27,869
Common stock held in treasury	(4,650)	(4,650)

Total stockholders’ equity	29,516	29,516

Total capitalization	$34,156	$37,156

(1)	Amount does not give effect to the acquisition of certain properties in the Eagle Ford for a purchase price of $275 million, paid with cash on hand, which acquisition closed in April 2025.
(2)	On April 1, 2025, we repaid upon maturity the $500 million aggregate principal amount of our 3.150% Senior Notes due 2025.
(3)

Amount does not include finance lease obligations of $141 million at March 31, 2025, unamortized debt discount of $32 million at March 31, 2025, debt issuance costs of $5 million at March 31, 2025 or the unamortized debt discount and debt issuance costs of the notes offered hereby. As of both March 31, 2025 and June 13, 2025, there were no borrowings or letters of credit outstanding under our $1.9 billion senior unsecured revolving credit agreement.

DESCRIPTION OF NOTES

The following description, together with the description of the general terms and provisions of our debt securities set forth in the accompanying prospectus under the heading “Description of Debt Securities,” are intended to be an overview of the material provisions of the notes and the indenture as defined below under “General.” This summary is not complete and is qualified in its entirety by reference to the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes. This summary supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of our debt securities set forth in the accompanying prospectus. Capitalized terms defined in the accompanying prospectus or in the indenture have the same meanings when used in this prospectus supplement unless updated herein. In this description, all references to “we,” “us” or “our” are to EOG Resources, Inc. only, and do not include its subsidiaries, unless otherwise indicated. The notes are “Offered Debt Securities,” as that term is used in the accompanying prospectus and will be issued in fully registered, book-entry form only. Since only the registered holder of a note will be treated as the owner of it for all purposes and only registered holders have rights under the indenture, references in this section and in “Description of Debt Securities” in the accompanying prospectus to holders mean only registered holders of notes.

General

The 2028 notes, the 2032 notes, the 2036 notes and the 2055 notes will each constitute a new series of debt securities under an indenture, dated as of May 18, 2009, by and between EOG Resources, Inc., as issuer, and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee. A copy of such indenture is included as an exhibit to our Registration Statement on Form S-3 filed with the SEC on May 18, 2009. We will issue each series of the notes under such indenture pursuant to resolutions of our board of directors and an officers’ certificate setting forth the specific terms applicable to each such series of the notes. References to the “indenture” in this description mean such indenture as so supplemented by such certificate.

Principal, Maturity and Interest

We will issue the 2028 notes in an aggregate principal amount of $500,000,000, the 2032 notes in an aggregate principal amount of $1,250,000,000, the 2036 notes in an aggregate principal amount of $1,250,000,000 and the 2055 notes in an aggregate principal amount of $500,000,000. The 2028 notes will mature on July 15, 2028, the 2032 notes will mature on July 15, 2032, the 2036 notes will mature on January 15, 2036, and the 2055 notes will mature on July 15, 2055, in each case unless redeemed sooner as described below. The notes will not be entitled to the benefit of a sinking fund.

Interest on the (i) 2028 notes will accrue at the rate of 4.400% per year, (ii) 2032 notes will accrue at the rate of 5.000% per year, (iii) 2036 notes will accrue at the rate of 5.350% per year and (iv) 2055 notes will accrue at the rate of 5.950% per year. Interest on each series of notes will be payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2026. We will make each interest payment to the person in whose name the notes are registered at the close of business on the immediately preceding January 1 and July 1, as the case may be, whether or not such date is a business day. Interest on the notes will accrue from July 1, 2025 and will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date, maturity date or redemption date falls on a day that is not a business day, the payment will be made on the next business day and will not include interest accrued for the period from and after such interest payment date, maturity date or redemption date. The 2028 notes, 2032 notes, 2036 notes and 2055 notes will each be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Although only $500,000,000 aggregate principal amount of the 2028 notes, $1,250,000,000 aggregate principal amount of the 2032 notes, $1,250,000,000 aggregate principal amount of the 2036 notes and $500,000,000 aggregate principal amount of the 2055 notes are initially offered hereby, we may, at any time and from time to time in the future, without notice to or the consent of the holders of any series of notes, issue and sell additional notes of any series having the same terms as, and ranking equally and ratably with, the notes of the applicable series being offered hereby in all respects (except for the public offering price, issue date and, if applicable, the first payment of interest thereon). Any additional notes of a series, together with the notes of such series offered hereby, will trade interchangeably and constitute a single series of notes under the indenture.

Ranking

The notes will be our senior, unsecured obligations and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. Under the circumstances described under the heading “Description of Debt Securities — Limitations on Liens” in the accompanying prospectus, we may be required to secure the notes equally and ratably with other secured debt.

The notes will be effectively subordinated to any of our secured indebtedness, to the extent of the value of the assets securing such indebtedness, unless the notes become equally and ratably secured by those assets. The indenture contains certain restrictions on our ability to incur certain secured debt unless the same security is also provided for the benefit of holders of the notes. See “Description of Debt Securities — Limitations on Liens” in the accompanying prospectus. In addition, none of our subsidiaries are guarantors of the notes. As a result, the notes will also be structurally subordinated to the indebtedness and all other obligations of our subsidiaries, and some of our subsidiaries had outstanding indebtedness in the past and may incur indebtedness in the future.

Optional Redemption

Prior to June 15, 2028 (one month prior to the maturity date of the 2028 notes) in the case of the 2028 notes, May 15, 2032 (two months prior to the maturity date of the 2032 notes) in the case of the 2032 notes, October 15, 2035 (three months prior to the maturity date of the 2036 notes) in the case of the 2036 notes, and January 15, 2055 (six months prior to the maturity date of the 2055 notes) in the case of the 2055 notes, we may redeem the notes of the applicable series at our option, in whole or in part, at any time and from time to time, at a make-whole redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the notes of the series to be redeemed discounted to the redemption date (assuming the notes to be redeemed matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 10 basis points, in the case of the 2028 notes, 15 basis points, in the case of the 2032 notes, 15 basis points, in the case of the 2036 notes and 15 basis points, in the case of the 2055 notes less (b) interest accrued on the series of notes to be redeemed to the date of redemption, and

(2) 100% of the then-outstanding principal amount of the series of notes to be redeemed,

plus, in either case, accrued and unpaid interest on the principal amount of the series of notes being redeemed to, but excluding, the redemption date.

On or after the applicable Par Call Date, we may redeem the applicable series of notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the series of notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

“Par Call Date” means, with respect to the 2028 notes, June 15, 2028 (the date that is one month prior to the maturity date of the 2028 notes), or, with respect to the 2032 notes, May 15, 2032 (the date that is two months prior to the maturity date of the 2032 notes), or, with respect to the 2036 notes, October 15, 2035 (the date that is three months prior to the maturity date of the 2036 notes), or, with respect to the 2055 notes, January 15, 2055 (the date that is six months prior to the maturity date of the 2055 notes).

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than, and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than, the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places. Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The trustee shall have no obligation to determine the redemption price or to verify the calculation of the redemption price.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 30 days but not more than 60 days before the redemption date to each holder of notes of the series to be redeemed. Notice of any redemption may, at our discretion, be subject to one or more conditions precedent specified in the notice of redemption. If such redemption is subject to satisfaction of one or more conditions precedent, such notice, if applicable, shall also state that, in our discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date or by the redemption date as so delayed, or such notice may be rescinded at any time in our discretion if we reasonably believe that any or all of such conditions will not be satisfied. We shall provide written notice to the trustee no later than 10:00 a.m., New York City time, on the redemption date (in accordance with the procedures of DTC) if any such redemption has been rescinded or delayed, and upon receipt the trustee shall provide such notice to each holder in the same manner in which the redemption notice was given.

In the case of a partial redemption, selection of the series of notes for redemption will be made pro rata to the extent practical or by lot (or, in the case of notes in global form, in accordance with DTC’s procedures). No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of each series of notes shall be done in accordance with the policies and procedures of the depositary. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the series of notes or portions thereof called for redemption.

Special Mandatory Redemption

If (i) the consummation of the Encino Acquisition does not occur on or before the later of (a) May 30, 2026 and (b) the date that is five business days after the date to which the outside date under the Purchase Agreement may be extended (such later date, the “Outside Date”), (ii) prior to the Outside Date, the Purchase Agreement is terminated or (iii) we otherwise notify the trustee in writing that we will not pursue the consummation of the Encino Acquisition (the earlier of the date of delivery of such notice described in clause (iii), the Outside Date and the date the Purchase Agreement is terminated, the “Special Mandatory Redemption Trigger Date”), we will be required to redeem the 2028 notes and the 2055 notes (such redemption, the “Special Mandatory Redemption”), at a special mandatory redemption price equal to 101% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date (as defined below) (the “Special Mandatory Redemption Price”).

In the event that we become obligated to redeem the 2028 notes and the 2055 notes pursuant to the Special Mandatory Redemption, we will promptly, and in any event not more than five business days after the Special Mandatory Redemption Trigger Date, deliver written notice to the trustee of the Special Mandatory Redemption and the date upon which such notes will be redeemed (the “Special Mandatory Redemption Date,” which date shall be no earlier than the third business day and no later than 30 days following the date of such notice) together with a notice of Special Mandatory Redemption for the trustee to deliver to each registered holder of notes to be redeemed. The trustee will then promptly mail or deliver electronically if such notes are held by any depositary (including, without limitation, DTC) in accordance with such depositary’s customary procedures, such notice of Special Mandatory Redemption to each registered holder of notes to be redeemed at its registered address. Unless we default in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest will cease to accrue on the notes to be redeemed.

Upon the closing of the Encino Acquisition, the foregoing provisions regarding the Special Mandatory Redemption will cease to apply.

The 2032 notes and the 2036 notes will not be subject to Special Mandatory Redemption.

Certain Book-Entry Procedures

Each series of the notes initially will be issued in the form of one or more global notes in fully registered, book-entry form, which we refer to as “global notes.” Each global note will be deposited with, or on behalf of, DTC or its nominee. Please see “Book-Entry Issuance” in the accompanying prospectus. All interests in the global notes will be subject to the operations and procedures of DTC, Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”). The descriptions of the operations and procedures of Euroclear and Clearstream set forth below and of DTC set forth under “Book-Entry Issuance” in the accompanying prospectus are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither we, the trustee nor the underwriters take any responsibility for the accuracy of any of this information, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

Clearstream

Clearstream has advised us that it is a limited liability company organized under Luxembourg law. Clearstream holds securities for its participating organizations (“Clearstream Participants”), and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is registered as a bank in Luxembourg and as such is subject to regulation by the Commission de Surveillance du Secteur Financier. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream also is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by the U.S. depositary for Clearstream.

Euroclear

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”), and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfer of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of the Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants. Distributions of principal, premium, if any, and interest with respect to notes held through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the U.S. depositary for Euroclear.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations, as of the date of this prospectus supplement, relevant to U.S. Holders and Non-U.S. Holders (both as defined below) relating to the purchase, ownership and disposition of the notes offered in this offering. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, referred to in this prospectus supplement as the “Code,” its legislative history, existing and proposed Treasury Regulations promulgated thereunder, rulings, pronouncements, judicial decisions and administrative interpretations of the Internal Revenue Service, or “IRS,” all as in effect on the date hereof and all of which are subject to change, possibly on a retroactive basis, at any time by legislative, judicial or administrative action. Persons considering the purchase of notes are urged to consult their tax advisors with regard to the application of the U.S. federal income or other tax laws (including estate and gift tax laws and the NIIT (as defined below)) to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. We cannot assure you that the IRS will not challenge the conclusions stated below, and no ruling from the IRS or an opinion of counsel has been, or will be, sought on any of the matters discussed below.

The following summary does not purport to be a complete analysis of all the potential U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes. Without limiting the generality of the foregoing, this summary does not address the effect of any special rules applicable to certain types of beneficial owners, including, without limitation, dealers in securities or currencies, insurance companies, financial institutions, thrifts, regulated investment companies, real estate investment trusts, tax-exempt entities, U.S. Holders whose functional currency is not the U.S. dollar, U.S. expatriates, persons subject to the alternative minimum tax, persons who hold notes as part of a straddle, hedge, conversion transaction or other risk reduction or integrated investment transaction, persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an applicable financial statement, investors in securities that elect to use a mark-to-market method of accounting for their securities holdings, individual retirement accounts or qualified pension plans, controlled foreign corporations, passive foreign investment companies or investors in pass through entities, including partnerships, or other entities classified as partnerships for U.S. federal income tax purposes, and Subchapter S corporations. In addition, this summary is limited to holders who are the initial purchasers of the notes at their original issue price, which will equal the first price to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the notes is sold for money, and who hold the notes as capital assets for U.S. federal income tax purposes (generally, property held for investment). This summary does not address the effect of any U.S. state or local income or other tax laws, any U.S. federal estate and gift tax laws or any foreign tax laws.

If a partnership or other entity classified as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner of such partnership will generally depend on the tax status of the partner and on the activities of the partnership. A partner of a partnership holding notes should consult its tax advisors as to the particular U.S. federal income tax consequences of the purchase, ownership and disposition of the notes.

THIS SUMMARY IS OF A GENERAL NATURE AND IS INCLUDED HEREIN SOLELY FOR INFORMATION PURPOSES. THIS SUMMARY IS NOT INTENDED TO BE, AND SHOULD NOT BE, CONSTRUED TO BE LEGAL OR TAX ADVICE. NO REPRESENTATION WITH RESPECT TO THE CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES TO ANY PARTICULAR PURCHASER OF THE NOTES IS MADE, INCLUDING THE APPLICABILITY OF ANY U.S. FEDERAL TAX LAWS OR ANY STATE, LOCAL OR FOREIGN TAX LAWS. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES.

Classification of the Notes

If a debt instrument provides for one or more contingent payments, the debt instrument may be subject to special tax treatment under the Treasury Regulations applicable to “contingent payment debt instruments,” referred to in this prospectus supplement as the “contingent payment debt regulations.”

In certain circumstances described under “Description of Notes—Optional Redemption” and “Description of Notes—Special Mandatory Redemption” we may be obligated to make payments on the notes in excess of stated interest and principal. We intend to take the position that the notes should not be treated as contingent payment debt instruments because the likelihood that we will be required to make these additional payments is remote as of the issue date of the notes. Assuming such position is respected, a holder of notes would be required to include in income the amount of any such additional payment at the time such payments are received or accrued in accordance with the holder’s method of accounting for U.S. federal income tax purposes. Our determination is binding on a holder, unless the holder explicitly discloses a contrary position to the IRS in the manner prescribed by applicable Treasury Regulations. Our determination is not binding on the IRS. If the IRS successfully challenged our position, and the notes were treated as contingent payment debt instruments, a holder of notes could be required to accrue interest income at a rate higher than the stated interest rate on the notes and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a note. Holders are urged to consult their own tax advisors regarding the potential application to the notes of the contingent payment debt regulations and the consequences thereof. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

U.S. Holders

The following summarizes certain material U.S. federal income tax considerations to U.S. Holders of the purchase, ownership and disposition of the notes. As used herein, the term “U.S. Holder” means a beneficial owner of a note who or that is for U.S. federal income tax purposes:

•	an individual who is a citizen of the United States or who is a resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (1) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of the trust or (2) if a valid election is in effect under applicable Treasury Regulations to be treated as a United States person.

It is expected, and this discussion assumes, that the offering price of the notes will be equal to the stated principal amount or, if the offering price is less than the stated principal amount, the difference will be less than a de minimis amount of original issue discount for U.S. federal income tax purposes (as set forth in the applicable Treasury Regulations).

Taxation of Interest—A U.S. Holder will be required to recognize as ordinary income all stated interest paid or accrued on the notes in accordance with such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Redemption, Retirement or Other Disposition of a Note—A U.S. Holder will generally recognize capital gain or loss on a sale, exchange, redemption, retirement or other taxable disposition of a note measured by the difference, if any, between:

•

the amount of cash and the fair market value of any property received, except to the extent that the cash or other property received in respect of a note is attributable to accrued but unpaid interest on the note not previously included in income (which amount will be taxable as ordinary interest income); and

•	the U.S. Holder’s adjusted tax basis in the note.

Such capital gain or loss will be treated as a long-term capital gain or loss if, at the time of the sale or exchange, the note has been held by the U.S. Holder for more than one year. Individuals may be subject to lower U.S. federal income tax rates on long-term capital gains than those rates applicable to ordinary income. The deductibility of capital losses is subject to certain limitations. U.S. Holders of the notes should consult their tax advisors regarding the treatment of capital gains and losses.

Information Reporting and Backup Withholding—Information reporting requirements may apply to certain payments of principal and interest on the notes and to proceeds received from the sale or other disposition of a note. A U.S. Holder will be subject to U.S. backup withholding tax on these payments if the U.S. Holder fails to furnish its U.S. taxpayer identification number and comply with certification procedures or to otherwise establish an exemption from U.S. backup withholding. Backup withholding is not an additional tax. Any amounts of backup withholding tax withheld may be refunded or credited against the U.S. Holder’s U.S. federal income tax liability, if any, provided such holder timely furnishes the required information to the IRS.

Additional Tax Relating to Net Investment Income—An additional 3.8% net investment income tax, or the “NIIT,” is currently imposed on the “net investment income” of certain U.S. Holders who are individuals and on the undistributed “net investment income” of certain estates and trusts, to the extent the sum of “net investment income” and other modified adjusted gross income exceeds specified dollar amounts. Among other items, “net investment income” would generally include interest income and net gain from the disposition of property, such as the notes, less certain deductions. U.S. Holders should consult their tax advisors with respect to the tax consequences of the NIIT.

Non-U.S. Holders

The following summarizes certain material U.S. federal income tax considerations to Non-U.S. Holders of the purchase, ownership and disposition of the notes. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a note who is not classified for U.S. federal income tax purposes as a partnership and who is not a U.S. Holder.

Taxation of Interest—Subject to the discussion below concerning backup withholding and Foreign Account Tax Compliance Act (“FATCA”) withholding, payments of interest on a note to any Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax, provided that:

•	the Non-U.S. Holder is not an actual or constructive owner of 10% or more of the total combined voting power of all of our voting stock;

•	the Non-U.S. Holder is not a “controlled foreign corporation” related, directly or indirectly, to us through stock ownership;

•	the Non-U.S. Holder is not a bank that acquired the notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

•	such interest payments are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States; and

•

(1) the Non-U.S. Holder provides its name and address and certifies, under penalties of perjury, that it is not a United States person (as defined under the Code) (which certification may be made on an IRS Form W-8BEN or W-8BEN-E (or other applicable form)), (2) the Non-U.S. Holder holds its notes through certain foreign intermediaries and it satisfies the certification requirements of applicable Treasury Regulations or (3) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business holds the notes on behalf of the Non-U.S. Holder and such securities clearing organization, bank or other financial institution satisfies the certification requirements of applicable Treasury Regulations.

If the payments of interest on a note are effectively connected with the conduct by a Non-U.S. Holder of a trade or business in the United States (and, in the event that an income tax treaty is applicable, if the payments of interest are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder), such payments will be subject to U.S. federal income tax on a net income basis generally in the same manner as if it were a U.S. Holder, subject to any modification provided under an applicable income tax treaty. In addition, if the Non-U.S. Holder is a foreign corporation for U.S. federal income tax purposes, such payments of interest may also be subject to a branch profits tax at the rate of 30%, or lower applicable treaty rate. If interest is subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding sentences, payments of such interest will not be subject to 30% withholding tax if the Non-U.S. Holder provides us, our paying agent or the person who would otherwise be required to withhold tax with a properly completed IRS Form W-8ECI (or other applicable form).

A Non-U.S. Holder that does not qualify for an exemption from U.S. federal withholding tax described above will generally be subject to U.S. federal withholding tax at the rate of 30% on payments of interest on the notes that are not effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States. However, a Non-U.S. Holder will not be subject to the 30% withholding tax if such Non-U.S. Holder provides us, our paying agent or the person who would otherwise be required to withhold tax with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding tax under the benefit of an applicable income tax treaty. Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties, which may provide for a lower rate of withholding tax, exemption from or reduction of branch profits tax or other rules different from those described above.

Sale, Exchange, Redemption, Retirement or Other Disposition of a Note—Subject to the discussion below concerning U.S. backup withholding and FATCA withholding, any gain realized by a Non-U.S. Holder on the sale, exchange, redemption, retirement or other disposition of a note will generally not be subject to U.S. federal income or withholding tax unless:

•

such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (and, in the event that an income tax treaty is applicable, such gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder within the United States);

•	in the case of an amount which is attributable to interest, the Non-U.S. Holder does not meet the conditions for exemption from U.S. federal income or withholding tax, as described above; or

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied.

If a Non-U.S. Holder is an individual deemed to be present in the United States for 183 days or more during the taxable year of the disposition of a note and certain other requirements are met, such Non-U.S. Holder will generally be subject to U.S. federal income tax at a flat rate of 30% (unless a lower applicable income tax treaty rate applies) on any such gain.

If a Non-U.S. Holder is engaged in a trade or business in the United States and gain on the note is effectively connected with the conduct of such trade or business (and, if an income tax treaty applies, such gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder within the United States), the Non-U.S. Holder will be subject to U.S. federal income tax on such gain on a net income basis generally in the same manner as if it were a U.S. Holder, subject to any modification provided under an applicable income tax treaty. In addition, if the Non-U.S. Holder is a foreign corporation for U.S. federal income tax purposes, such gain may also be subject to a branch profits tax at the rate of 30%, or lower applicable treaty rate.

Information Reporting and Backup Withholding

Information reporting requirements may apply to certain payments of principal and interest on the notes and to proceeds received from the sale or other disposition of a note. In addition, copies of these information returns may also be made available under the provisions of a specific treaty or other agreement to tax authorities of the country in which the Non-U.S. Holder resides.

As indicated above, a Non-U.S. Holder will generally not be subject to U.S. backup withholding tax on these payments provided that the Non-U.S. Holder certifies as to its foreign status (and the payor does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person as defined in the Code) or otherwise establishes an exemption.

U.S. backup withholding tax is not an additional tax. Any amounts of backup withholding tax withheld may be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided such holder timely furnishes the required information to the IRS.

Non-U.S. Holders should consult their own tax advisors regarding the application to them of U.S. backup withholding tax and information reporting.

Foreign Account Tax Compliance Act

FATCA and applicable Treasury Regulations and administrative guidance thereunder may require U.S. federal withholding tax at a rate of 30% on payment of interest on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, the notes if paid to (i) a foreign financial institution (whether such foreign financial institution is the beneficial owner or an intermediary with respect to the payments) unless such institution agrees to report and disclose, on an annual basis, information with respect to its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial foreign entity (whether such foreign entity is the beneficial owner or an intermediary with respect to the payments) unless such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides certain information regarding the entity’s “substantial United States owners” and such entity meets certain other specified requirements. Accordingly, the entity through which the notes are held will affect the determination of whether such withholding is required. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations or other guidance, may modify these requirements.

Treasury Regulations have been proposed (upon which taxpayers and withholding agents are entitled to rely until final Treasury Regulations are issued) that would, when finalized, eliminate FATCA withholding on the gross proceeds (other than amounts treated as interest) from a sale or other taxable disposition of instruments, such as the notes, that produce withholdable payments.

Holders should consult their own tax advisors regarding FATCA and whether it may be relevant to their investment in the notes.

THE PRECEDING SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATED TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES IS FOR GENERAL INFORMATION ONLY AND IS NOT LEGAL OR TAX ADVICE. ACCORDINGLY, PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND FOREIGN TAX CONSEQUENCES OF THEIR PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES AND REGARDING THE CONSEQUENCES OF ANY CHANGES IN APPLICABLE LAW.

UNDERWRITING

Goldman Sachs & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and Scotia Capital (USA) Inc. are acting as representatives of each of the underwriters set forth below. Subject to the terms and conditions contained in an underwriting agreement, dated the date of this prospectus supplement, among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of the notes listed opposite its name below:

Underwriters	Principal Amount of 2028 Notes	Principal Amount of 2032 Notes	Principal Amount of 2036 Notes	Principal Amount of 2055 Notes
Goldman Sachs & Co. LLC	$175,000,000	$437,500,000	$437,500,000	$175,000,000
BofA Securities, Inc.	$32,500,000	$81,250,000	$81,250,000	$32,500,000
J.P. Morgan Securities LLC	$32,500,000	$81,250,000	$81,250,000	$32,500,000
Scotia Capital (USA) Inc.	$32,500,000	$81,250,000	$81,250,000	$32,500,000
CIBC World Markets Corp.	$32,500,000	$81,250,000	$81,250,000	$32,500,000
Citigroup Global Markets Inc.	$32,500,000	$81,250,000	$81,250,000	$32,500,000
PNC Capital Markets LLC	$32,500,000	$81,250,000	$81,250,000	$32,500,000
Truist Securities, Inc.	$32,500,000	$81,250,000	$81,250,000	$32,500,000
U.S. Bancorp Investments, Inc.	$32,500,000	$81,250,000	$81,250,000	$32,500,000
Wells Fargo Securities, LLC	$32,500,000	$81,250,000	$81,250,000	$32,500,000
Barclays Capital Inc.	$27,500,000	$68,750,000	$68,750,000	$27,500,000
M&T Securities, Inc.	$5,000,000	$12,500,000	$12,500,000	$5,000,000

Total	$500,000,000	$1,250,000,000	$1,250,000,000	$500,000,000

The underwriters have agreed to purchase all of the notes sold pursuant to the underwriting agreement if any of the notes are purchased.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or the offering may be terminated.

Underwriting Discounts and Expenses

The underwriters have advised us that they propose initially to offer the notes to the public at the applicable public offering price on the cover page of this prospectus supplement and may offer the notes to dealers at such price less a concession not in excess of 0.270% of the principal amount of the 2028 notes, 0.375% of the principal amount of the 2032 notes, 0.390% of the principal amount of the 2036 notes and 0.525% of the principal amount of the 2055 notes. The underwriters may allow, and the dealers may re-allow, a discount not in excess of 0.150% of the principal amount of the 2028 notes, 0.250% of the principal amount of the 2032 notes, 0.250% of the principal amount of the 2036 notes and 0.250% of the principal amount of the 2055 notes to other dealers. After the initial public offering, the applicable public offering price, concession and discount may be changed.

The following table summarizes the compensation to be paid by us to the underwriters.

Underwriting Discount
Per 2028 note	0.450%
Total	$2,250,000
Per 2032 note	0.625%
Total	$7,812,500
Per 2036 note	0.650%
Total	$8,125,000
Per 2055 note	0.875%
Total	$4,375,000

The expenses of the offering, not including the underwriting discounts, are estimated to be $6.8 million and are payable by us.

New Issue of Notes; Trading Market

Each of the 2028 notes, the 2032 notes, the 2036 notes and the 2055 notes is a new issue of securities for which there is currently no established trading market. We do not intend to apply for the listing of the notes on any securities exchange or for the quotation of the notes on any automated dealer quotation system. While the underwriters of the notes have advised us that they intend to make a market in the notes, the underwriters will not be obligated to do so and may discontinue any market making activities at any time at their sole discretion and without notice. No assurance can be given (1) that a trading market for the notes will develop or continue; (2) as to the liquidity of any market that does develop; or (3) as to your ability to sell any notes you may own or the price at which you may be able to sell your notes. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

Settlement

We expect that delivery of the notes will be made against payment therefor on or about July 1, 2025, which will be the tenth business day following the date of pricing of the notes (such settlement cycle being referred to as “T+10”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to one business day before the settlement date will be required to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to one business day before the date of delivery should consult their own advisors.

Price Stabilization and Short Positions

In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the notes. If the underwriters create a short position in the notes in connection with the offering, i.e., if they sell more notes than are on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing notes in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

We do not, nor do any of the underwriters, make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities in connection with this offering, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the underwriters may be required to make in respect of those liabilities.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings with us in the ordinary course of business for which they received, or will receive, customary fees and expense reimbursement.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates may routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area / Prohibition of Sales to European Economic Area Retail Investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For these purposes, a “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of

Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”).

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the European Economic Area has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the European Economic Area may be unlawful under the PRIIPs Regulation.

This prospectus supplement and accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a “retail investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (as amended, the “UK Prospectus Regulation”).

Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

This prospectus supplement and the accompanying prospectus is being distributed only to, and is directed only at, persons in the United Kingdom who are “qualified investors” (as defined in the UK Prospectus Regulation) and (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) high net worth entities or other persons falling within Article 49(2)(a) to (d) of the Order, or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “Relevant Persons”). This prospectus supplement and the accompanying prospectus are directed only at Relevant Persons and must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate are available only to Relevant Persons and will be engaged in only with Relevant Persons.

Notice to Prospective Investors in Hong Kong

The contents of this prospectus supplement and the accompanying prospectus have not been reviewed or approved by any regulatory authority in Hong Kong. The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) (the “CO”), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the CO, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein have been offered or sold and the notes will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of or account of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of or account of a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA, (2) where no consideration is given for the transfer, (3) where the transfer is by operation of law, (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (the “CMP Regulations 2018”), unless otherwise specified before an offer of notes, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA or a listing prospectus within the meaning of the listing rules of the Swiss Exchange or any other regulated trading facility in Switzerland, and neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS

The validity of the notes we are offering will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP, Houston, Texas. Certain legal matters with respect to the notes offered hereby will be passed upon for the underwriters by Bracewell LLP, Houston, Texas. Bracewell LLP performs legal services for us from time to time on matters unrelated to the offering of the notes.

EXPERTS

The financial statements of EOG Resources, Inc. incorporated by reference in this prospectus supplement, and the effectiveness of EOG Resources, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

The letter report of DeGolyer and MacNaughton, independent petroleum consultants, included as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and the estimates from the reports of that firm appearing in such Annual Report, are incorporated herein by reference on the authority of said firm as experts in petroleum engineering.

INFORMATION INCORPORATED BY REFERENCE

We file annual, quarterly and other reports, proxy and information statements and other information with the SEC. You can find our filings on the SEC’s website at http://www.sec.gov and on our website at http://www.eogresources.com. Information contained on our website, except for the SEC filings referred to below, is not a part of, and shall not be deemed to be incorporated by reference into, this prospectus. In addition, our reports and other information concerning us can be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents without actually including the specific information in this prospectus supplement. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and may replace this information and information previously filed with the SEC. We incorporate by reference into this prospectus supplement the following documents:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 27, 2025;

•

the information specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December  31, 2024 from our definitive proxy statement on Schedule 14A, filed on March 28, 2025, including any portion of subsequent reports on Form 8-K filed for the purposes of updating such information;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 1, 2025; and

•	our Current Reports on Form 8-K filed with the SEC on February 11, 2025, May 27, 2025 and June 5, 2025.

In addition, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise stated therein) after the date of this prospectus supplement and prior to the termination of the offering of the notes will be considered to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the dates of the filing of such documents. Pursuant to General Instruction B of Form 8-K, any information furnished under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 of the Exchange Act with respect to information furnished under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information furnished under Item 2.02 or Item 7.01 of Form 8-K (including any exhibits thereto) into any filing under the Securities Act or the Exchange Act or into this prospectus supplement, unless otherwise indicated on such Form 8-K.

You may request a copy of these filings at no cost by writing or telephoning our Corporate Secretary (Michael P. Donaldson) at our principal executive offices, which are located at 1111 Bagby, Sky Lobby 2, Houston, Texas 77002, telephone: (713) 651-7000.

PROSPECTUS

EOG Resources, Inc.

SENIOR DEBT SECURITIES

SUBORDINATED DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

COMMON STOCK PURCHASE CONTRACTS

COMMON STOCK PURCHASE UNITS

WARRANTS

DEPOSITARY SHARES

UNITS

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all of the material terms and provisions of the various types of securities that we may offer. The particular terms of the securities offered by us will be described in a supplement to this prospectus. If indicated in an applicable prospectus supplement, the terms of the securities may differ from the terms summarized below. An applicable prospectus supplement will also contain information, where appropriate, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	senior debt securities;

•	subordinated debt securities;

•	common stock;

•	preferred stock;

•	common stock purchase contracts;

•	common stock purchase units;

•	warrants;

•	depositary shares; or

•	units;

or any combination of the foregoing securities. The senior debt securities, subordinated debt securities, preferred stock, common stock purchase contracts, common stock purchase units and warrants may be convertible into, or exercisable for, our common or preferred stock or other securities of ours.

In this prospectus, “securities” collectively refers to the securities described above.

Our common stock is listed on the New York Stock Exchange under the symbol “EOG.” On December 19, 2024, the last reported sale price of our common stock on the New York Stock Exchange was $118.22 per share.

We may sell securities to or through underwriters, dealers or agents. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” The names of any underwriters, dealers or agents involved in the offer and sale of any securities and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the offer and sale of those securities.

You should read carefully the information included or incorporated by reference in this prospectus and any applicable prospectus supplement, including any information we direct you to under the heading “Risk Factors,” for a discussion of factors you should consider before deciding to invest in any securities offered by this prospectus. See “Risk Factors” on page 3.

Neither the Securities and Exchange Commission (the “SEC” or the “Commission”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 20, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we have filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Using this process, we may, from time to time, offer to sell any combination of the securities described in this prospectus in one or more offerings at an aggregate initial offering price to be specified at the time of any such offer. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a supplement to this prospectus. The prospectus supplement will describe the specific terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change the information contained in this prospectus. Please carefully read this prospectus and the applicable prospectus supplement, in addition to the information contained in the documents we refer you to under the heading “Where You Can Find Additional Information” below. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the applicable prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell the offered securities. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the respective date on the front cover of those documents. You should not assume that the information incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date the respective information was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT EOG RESOURCES, INC.

EOG Resources, Inc., together with its subsidiaries (collectively, “EOG”), is one of the largest independent (non-integrated) crude oil and natural gas companies in the United States of America (“United States”) with proved reserves in the United States and the Republic of Trinidad and Tobago. EOG is focused on being among the lowest-cost, highest-return and lowest-emissions producers, playing a significant role in the long-term future of energy.

Our principal executive offices are located at 1111 Bagby, Sky Lobby 2, Houston, Texas 77002. Our telephone number at that location is (713) 651-7000.

In this prospectus, references to “EOG,” “we,” “us,” “our” and “the Company” each refers to EOG Resources, Inc. and, unless otherwise stated, our subsidiaries.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other reports, proxy and information statements and other information with the SEC. You can find our filings on the SEC’s website at http://www.sec.gov and on our website at http://www.eogresources.com. Information contained on our website, except for the SEC filings referred to below, is not a part of, and shall not be deemed to be incorporated by reference into, this prospectus. In addition, our reports and other information concerning us can be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents without actually including the specific information in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and may replace this information and information previously filed with the SEC. We incorporate by reference into this prospectus the following documents:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 22, 2024;

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the information specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December  31, 2023 from our definitive proxy statement on Schedule 14A, filed with the SEC on March 28, 2024, including any portion of any subsequent reports on Form 8-K filed for the purposes of updating such information;

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our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May  2, 2024, August  1, 2024 and November 7, 2024, respectively;

•	our Current Reports on Form 8-K filed with the SEC on April 2, 2024, May 24, 2024 and November 21, 2024; and

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the description of our common stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A filed with the SEC on August 29, 1989, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise stated therein), after the date of this prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold, will be considered to be incorporated by reference into this prospectus and to be a part of this prospectus from the dates of the filing of such documents. Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 of the Exchange Act with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus or any prospectus supplement, unless otherwise indicated in such Form 8-K.

You may request a copy of these filings at no cost by writing or telephoning our Corporate Secretary (Michael P. Donaldson) at our principal executive offices, which are located at 1111 Bagby, Sky Lobby 2, Houston, Texas 77002, telephone: (713) 651-7000.

RISK FACTORS

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should read carefully the discussion of risks discussed below under “Information Regarding Forward-Looking Statements” and under the headings “Risk Factors” and “Information Regarding Forward-Looking Statements” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, or in the other documents incorporated by reference in this prospectus, as well as the other risks described in any applicable prospectus supplement. See the section entitled “Where You Can Find Additional Information” in this prospectus. The risks we discuss below and in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our company.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, including, among others, statements and projections regarding EOG’s future financial position, operations, performance, business strategy, goals, returns and rates of return, budgets, reserves, levels of production, capital expenditures, operating costs and asset sales, statements regarding future commodity prices and statements regarding the plans and objectives of EOG’s management for future operations, are forward-looking statements. EOG typically uses words such as “expect,” “anticipate,” “estimate,” “project,” “strategy,” “intend,” “plan,” “target,” “aims,” “ambition,” “initiative,” “goal,” “may,” “will,” “focused on,” “should” and “believe” or the negative of those terms or other variations or comparable terminology to identify its forward-looking statements. In particular, statements, express or implied, concerning EOG’s future financial or operating results and returns or EOG’s ability to replace or increase reserves, increase production, generate returns and rates of return, replace or increase drilling locations, reduce or otherwise control drilling, completion and operating costs and capital expenditures, generate cash flows, pay down or refinance indebtedness, achieve, reach or otherwise meet initiatives, plans, goals, ambitions or targets with respect to emissions, other environmental matters, safety matters or other ESG (environmental/social/governance) matters, pay and/or increase regular and/or special dividends or repurchase shares are forward-looking statements. Forward-looking statements are not guarantees of performance. Although EOG believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that such assumptions are accurate or will prove to have been correct or that any of such expectations will be achieved (in full or at all) or will be achieved on the expected or anticipated timelines. Moreover, EOG’s forward-looking statements may be affected by known, unknown or currently unforeseen risks, events or circumstances that may be outside EOG’s control. Important factors that could cause EOG’s actual results to differ materially from the expectations reflected in EOG’s forward-looking statements include, among others:

•	the timing, extent and duration of changes in prices for, supplies of, and demand for, crude oil and condensate, natural gas liquids (NGLs), natural gas and related commodities;

•	the extent to which EOG is successful in its efforts to acquire or discover additional reserves;

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the extent to which EOG is successful in its efforts to (i) economically develop its acreage in, (ii) produce reserves and achieve anticipated production levels and rates of return from, (iii) decrease or otherwise control its drilling, completion and operating costs and capital expenditures related to, and (iv) maximize reserve recovery from, its existing and future crude oil and natural gas exploration and development projects and associated potential and existing drilling locations;

•	the success of EOG’s cost-mitigation initiatives and actions in offsetting the impact of inflationary pressures on EOG’s operating costs and capital expenditures;

•	the extent to which EOG is successful in its efforts to market its production of crude oil and condensate, NGLs and natural gas;

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security threats, including cybersecurity threats and disruptions to our business and operations from breaches of our information technology systems, physical breaches of our facilities and other infrastructure or breaches of the information technology systems, facilities and infrastructure of third parties with which we transact business, and enhanced regulatory focus on prevention and disclosure requirements relating to cyber incidents;

•	the availability, proximity and capacity of, and costs associated with, appropriate gathering, processing, compression, storage, transportation, refining, liquefaction and export facilities;

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the availability, cost, terms and timing of issuance or execution of mineral licenses and leases and governmental and other permits and rights-of-way, and EOG’s ability to retain mineral licenses and leases;

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the impact of, and changes in, government policies, laws and regulations, including climate change-related regulations, policies and initiatives (for example, with respect to air emissions); tax laws and regulations (including, but not limited to, carbon tax and emissions-related legislation); environmental, health and safety laws and regulations relating to disposal of produced water, drilling fluids and other wastes, hydraulic fracturing and access to and use of water; laws and regulations affecting the leasing of acreage and permitting for oil and gas drilling and the calculation of royalty payments in respect of oil and gas production; laws and regulations imposing additional permitting and disclosure requirements, additional operating restrictions and conditions or restrictions on drilling and completion operations and on the transportation of crude oil, NGLs and natural gas; laws and regulations with respect to financial derivatives and hedging activities; and laws and regulations with respect to the import and export of crude oil, natural gas and related commodities;

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the impact of climate change-related policies and initiatives at the corporate and/or investor community levels and other potential developments related to climate change, such as (but not limited to) changes in consumer and industrial/commercial behavior, preferences and attitudes with respect to the generation and consumption of energy; increased availability of, and increased consumer and industrial/commercial demand for, competing energy sources (including alternative energy sources); technological advances with respect to the generation, transmission, storage and consumption of energy; alternative fuel requirements; energy conservation measures and emissions-related legislation; decreased demand for, and availability of, services and facilities related to the exploration for, and production of, crude oil, NGLs and natural gas; and negative perceptions of the oil and gas industry and, in turn, reputational risks associated with the exploration for, and production of, crude oil, NGLs and natural gas;

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continuing political and social concerns relating to climate change and the greater potential for shareholder activism, governmental inquiries and enforcement actions and litigation and the resulting expenses and potential disruption to EOG’s day-to-day operations;

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the extent to which EOG is able to successfully and economically develop, implement and carry out its emissions and other ESG-related initiatives and achieve its related targets, ambitions and initiatives;

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EOG’s ability to effectively integrate acquired crude oil and natural gas properties into its operations, identify and resolve existing and potential issues with respect to such properties and accurately estimate reserves, production, drilling, completion and operating costs and capital expenditures with respect to such properties;

•	the extent to which EOG’s third-party-operated crude oil and natural gas properties are operated successfully, economically and in compliance with applicable laws and regulations;

•	competition in the oil and gas exploration and production industry for the acquisition of licenses, leases and properties;

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the availability and cost of, and competition in the oil and gas exploration and production industry for, employees, labor and other personnel, facilities, equipment, materials (such as water, sand, fuel and tubulars) and services;

•	the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise;

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weather, including its impact on crude oil and natural gas demand, and weather-related delays in drilling and in the installation and operation (by EOG or third parties) of production, gathering, processing, refining, liquefaction, compression, storage, transportation, and export facilities;

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the ability of EOG’s customers and other contractual counterparties to satisfy their obligations to EOG and, related thereto, to access the credit and capital markets to obtain financing needed to satisfy their obligations to EOG;

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EOG’s ability to access the commercial paper market and other credit and capital markets to obtain financing on terms it deems acceptable, if at all, and to otherwise satisfy its capital expenditure requirements;

•	the extent to which EOG is successful in its completion of planned asset dispositions;

•	the extent and effect of any hedging activities engaged in by EOG;

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the timing and extent of changes in foreign currency exchange rates, interest rates, inflation rates, global and domestic financial market conditions and global and domestic general economic conditions;

•	the duration and economic and financial impact of epidemics, pandemics or other public health issues;

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geopolitical factors and political conditions and developments around the world (such as the imposition of tariffs or trade or other economic sanctions, political instability and armed conflicts), including in the areas in which EOG operates;

•	the extent to which EOG incurs uninsured losses and liabilities or losses and liabilities in excess of its insurance coverage;

•	acts of war and terrorism and responses to these acts; and

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the other factors described under ITEM 1A, Risk Factors of EOG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and any updates to those factors set forth in EOG’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

In light of these risks, uncertainties and assumptions, the events anticipated by EOG’s forward-looking statements may not occur, and, if any of such events do, we may not have anticipated the timing of their occurrence or the duration or extent of their impact on our actual results. Accordingly, you should not place any undue reliance on any of EOG’s forward-looking statements. EOG’s forward-looking statements speak only as of the date made, and EOG undertakes no obligation, other than as required by applicable law, to update or revise its forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to apply any net proceeds that we receive from the sale of securities under this prospectus to our general funds to be used for working capital and general corporate purposes, including in certain circumstances to retire outstanding indebtedness. Pending any specific application, we may initially invest any net proceeds that we receive from the sale of securities under this prospectus in short-term marketable securities.

DESCRIPTION OF DEBT SECURITIES

The following description highlights the general terms and provisions of the debt securities that we may offer under this prospectus and the related trust indentures. When debt securities are offered, which we call the “Offered Debt Securities,” the applicable prospectus supplement will explain the particular terms of such Offered Debt Securities and the extent to which these general provisions may apply. If there are any differences between the prospectus supplement and this prospectus, the prospectus supplement will control with respect to the applicable Offered Debt Securities. Thus, some statements we make in this section may vary from the Offered Debt Securities described in the applicable prospectus supplement.

We will issue any senior Offered Debt Securities under an indenture between EOG and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, dated as of May 18, 2009. We will issue any subordinated Offered Debt Securities under a subordinated indenture to be executed in the future by us and Computershare Trust Company, N.A., as trustee. The senior indenture and the subordinated indenture are together referred to in this section as the “indentures.” Unless otherwise indicated, when used herein the term “Offered Debt Securities” will refer to senior Offered Debt Securities and subordinated Offered Debt Securities, collectively. The senior indenture is, and the subordinated indenture and the Offered Debt Securities will be, governed by Texas law. Computershare Trust Company, N.A., or any successor, in its capacity as trustee under either or both of the indentures, is referred to as the “trustee” for purposes of this section. The senior indenture and form of subordinated indenture are filed as exhibits to the registration statement of which this prospectus is a part. The following statements are summaries of certain of the provisions contained in the indentures and do not purport to be complete statements of all the terms and provisions of the indentures. We encourage you to refer to the indentures for full and complete statements of such terms and provisions, including the definitions of certain terms used in this prospectus, because those provisions and not these summaries define your rights as a holder of the Offered Debt Securities.

When we refer to “EOG,” “we,” “us” or “our” in this section, we mean only EOG Resources, Inc. and not its subsidiaries.

General

We may issue senior Offered Debt Securities or subordinated Offered Debt Securities. The Offered Debt Securities will not be secured by any of our properties or assets, unless, in the case of senior Offered Debt Securities, otherwise indicated in the applicable prospectus supplement. Thus, by owning an Offered Debt Security, you are one of our unsecured creditors, except, in the case of senior Offered Debt Securities, as otherwise indicated in the applicable prospectus supplement. The indentures do not limit the aggregate principal amount of unsecured debentures, notes or other evidences of indebtedness that we may issue under each indenture from time to time in one or more series. We may in the future issue Offered Debt Securities in addition to any particular series of previously issued Offered Debt Securities. The terms of any series of Offered Debt Securities that are listed below, among other things, will be contained in the prospectus supplement relating to such series of Offered Debt Securities:

•	the title of the Offered Debt Securities;

•	any limit on the aggregate principal amount of the Offered Debt Securities;

•	the person or entity to whom any interest on the Offered Debt Securities is payable;

•	the date or dates on which the principal of, and any premium on, the Offered Debt Securities is payable;

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the rate or rates, which may be fixed or variable, or the method by which such rate or rates shall be determined, at which the Offered Debt Securities shall bear interest, if any, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the interest payment dates on which any such interest shall be payable and the regular record date for any interest payable on any interest payment date;

•	the place or places where the principal of, and premium, if any, and interest on, Offered Debt Securities shall be payable;

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the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Debt Securities may be redeemed, in whole or in part, at our option, if we have that option;

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our obligation, if any, and our option, if any, to redeem, purchase or repay the Offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, the Offered Debt Securities shall be redeemed, purchased or repaid in whole or in part, pursuant to such obligation or option;

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whether the Offered Debt Securities are to be issued upon original issuance in whole or in part in the form of one or more global securities and, if so, the identity of the depository for such global securities;

•	any trustees, paying agents, transfer agents or registrars with respect to the Offered Debt Securities; and

•	any other terms of the Offered Debt Securities not inconsistent with the provisions of the applicable indenture.

We will maintain in each place that we specify for payment of any series of Offered Debt Securities an office or agency where Offered Debt Securities of that series may be presented or surrendered for payment, where Offered Debt Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or on us in respect of the Offered Debt Securities of that series and the applicable indenture may be served.

Unless otherwise indicated in the prospectus supplement relating to the Offered Debt Securities, the Offered Debt Securities will be issued only in fully registered form, without coupons, in denominations of $2,000 or any integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of any Offered Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto, other than with respect to certain exchanges not involving any transfer.

Offered Debt Securities may be issued under each indenture as original issue discount securities to be offered and sold at a substantial discount below their principal amount. Material U.S. federal income tax, accounting and other considerations applicable to any such original issue discount securities will be described in any prospectus supplement relating to such Offered Debt Securities. “Original issue discount securities” means any Offered Debt Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of maturity during the existence and continuation of an event of default.

Unless otherwise indicated in the prospectus supplement relating to the Offered Debt Securities, the covenants contained in the indentures and the Offered Debt Securities would not necessarily afford holders of the Offered Debt Securities protection in the event of a decline in our credit quality, change of control, recapitalization, or a highly leveraged or other transaction involving us that may adversely affect holders thereof.

Global Offered Debt Securities

If any Offered Debt Securities are issuable in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any such global Offered Debt Security may exchange such interests for Offered Debt Securities registered to any Person other than the depository of the same series and of like tenor and aggregate principal amount in any authorized form and denomination. Principal of, and premium, if any, and interest on, an Offered Debt Security will be payable in the manner described in the applicable prospectus supplement.

Series of Offered Debt Securities

We may issue many distinct Offered Debt Securities or series of Offered Debt Securities under either indenture. This section summarizes terms of the securities that apply generally to all Offered Debt Securities and series of Offered Debt Securities. The provisions of each indenture allow us not only to issue Offered Debt Securities with terms different from those of Offered Debt Securities previously issued under that indenture, but also to “reopen” a previously issued series of Offered Debt Securities and issue additional Offered Debt Securities of that series. We may do this at any time without your consent and without notifying you.

Modification of the Indentures

With certain exceptions and under certain circumstances, each indenture provides, or will provide, that, with the consent of the holders of more than 50% in principal amount of all outstanding Offered Debt Securities (including, for purposes of this section only, other debt securities issued under the applicable indenture, but not pursuant to this prospectus) affected by such supplemental indenture voting as one class (such affected Offered Debt Securities are referred to in this prospectus as the “Indenture Securities”), we and the trustee may enter into a supplemental indenture for the purpose of adding to, changing or eliminating any of the provisions of the applicable indenture or modifying in any manner the rights of the holders of Indenture Securities. Notwithstanding the above, the consent of the holder of each outstanding Indenture Security will be required to:

(a)

change the stated maturity of the principal of, or any installment of principal of or interest on, any Indenture Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of maturity during the existence and continuation of an event of default or the amount thereof provable in bankruptcy, or change any place of payment where, or the coin or currency in which, any Indenture Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

(b)

reduce the percentage in principal amount of the outstanding Indenture Securities of any series, the consent of whose holders is required for any supplemental indenture or for any waiver (of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences) provided for in the applicable indenture; or

(c)

with certain exceptions, modify any of the provisions of the sections of the applicable indenture which concern waiver of past defaults, waiver of certain covenants or consent to supplemental indentures, except to increase the percentage of principal amount of Indenture Securities of any series, the holders of which are required to effect such waiver or consent or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holders of each outstanding Indenture Security. Each indenture provides that a supplemental indenture which changes or eliminates any covenant or other provision of such indenture that has expressly been included solely for the benefit of one or more particular series of Indenture Securities, or which modifies the rights of the holders of Indenture Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under such indenture of the holders of Indenture Securities of any other series.

In addition, we and the trustee may amend each indenture without the consent of any holder of the Offered Debt Securities to make certain technical changes, such as:

(a)	evidencing the succession of another person to us, and the assumption by that successor of our obligations under the applicable indenture and the Offered Debt Securities of any series;

(b)	adding or changing provisions relating to a particular series of Offered Debt Securities for the benefit of the holders of such series;

(c)	adding, changing or eliminating provisions relating to a particular series of Offered Debt Securities to be issued;

(d)	securing the Offered Debt Securities;

(e)	providing for a successor trustee; or

(f)	curing ambiguities or correcting defects or inconsistencies.

The holders of more than 50% in principal amount of the outstanding Offered Debt Securities (including, for purposes of this sentence only, other debt securities issued under the applicable indenture, but not pursuant to this prospectus) may waive compliance by us with certain covenants of the applicable indenture, including, with respect to the senior indenture, the restrictive covenant set forth in Section 1007 of the senior indenture.

Events of Default and Rights Upon Default

Under each indenture, the term “Event of Default” with respect to any series of Offered Debt Securities, means, or will mean, any one of the following events which shall have occurred and be continuing:

(a)

default in the payment of any interest upon any Offered Debt Security of that series when such interest becomes due and payable or default in the payment of any mandatory sinking fund payment provided for by the terms of any series of Offered Debt Securities, and continuance of such default for a period of 30 days (whether or not such payment is prohibited by the terms of any subordinated Offered Debt Securities we may issue);

(b)

default in the payment of the principal of (or premium, if any, on) any Offered Debt Security of that series at its maturity (whether or not such payment is prohibited by the terms of any subordinated Offered Debt Securities we may issue);

(c)

default in the performance, or breach, of any of the covenants or warranties in the applicable indenture (other than a covenant or warranty a default in whose performance or whose breach is otherwise specifically dealt with in the applicable indenture or which has been expressly included in such indenture solely for the benefit of one or more series of Offered Debt Securities other than that series), and continuance of such default or breach for 60 days after we have been given by the trustee, or the holders of at least 25% in principal amount of all outstanding Offered Debt Securities (including, for purposes of this sentence only, other debt securities issued under the applicable indenture, but not pursuant to this prospectus) have given to us and the trustee, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the applicable indenture;

(d)	certain events involving us in bankruptcy, receivership or other insolvency proceedings or an assignment for the benefit of creditors; or

(e)	any other event of default provided with respect to Offered Debt Securities of that series.

The trustee shall not be charged with, or be deemed to have knowledge of, any default or Event of Default, except for an event of default specified in clause (a) or (b) in the foregoing paragraph, until an appropriate officer of the trustee has actual notice thereof or until appropriate written notice of any such event is received by the trustee at its corporate trust office. If an Event of Default described in clause (a), (b) or (e) in the foregoing paragraph has occurred and is continuing with respect to Offered Debt Securities of any series, each indenture provides that the trustee or the holders of not less than 25% in principal amount of the outstanding Offered Debt Securities of that series may declare the principal amount (or, if the Offered Debt Securities are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Offered Debt Securities of that series to be due and payable immediately, and upon any such declaration such principal amount (or specified portion thereof) shall become immediately due and payable. If an Event of Default described in clause (c) or (d) of the foregoing paragraph has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of all of the Offered Debt Securities issued under the applicable indenture (including, for purposes of this sentence only, other debt securities issued under the applicable indenture, but not pursuant to this prospectus) then outstanding may declare the principal amount (or, if the Offered Debt Securities are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Offered Debt Securities then outstanding to be due and payable immediately, and upon any such declaration such principal amount (or specified portion thereof) shall become immediately due and payable.

A default under our other indebtedness is not necessarily an Event of Default under the indentures, and an Event of Default under one series of Offered Debt Securities will not necessarily be an Event of Default under another series of Offered Debt Securities issued under either of the indentures.

At any time after a declaration of acceleration with respect to Offered Debt Securities of any series (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding Offered Debt Securities of that series (or of all series, as the case may be) may rescind and annul such declaration and its consequences, if, subject to certain conditions, all Events of Default with respect to Offered Debt Securities of that series (or of all series, as the case may be), other than the non-payment of the principal of the Offered Debt Securities of that series (or of all series, as the case may be) due solely by such declaration of acceleration, have been cured or waived and all payments due (other than by such declaration of acceleration) have been paid or deposited with the trustee. With certain exceptions, the holders of not less than a majority in principal amount of the outstanding Offered Debt Securities of any series, on behalf of the holders of all the Offered Debt Securities of such series, may waive any past default described in clause (a), (b) or (e) of the first paragraph of this heading “Events of Default and Rights Upon Default” (or, in the case of a default described in clause (c) or (d) of such paragraph, the holders of a majority in principal amount of all outstanding Offered Debt Securities (including other debt securities issued under the applicable indenture, but not pursuant to this prospectus) may waive any such past default), and its consequences, except a default (a) in respect of the payment of the principal of (or premium, if any) or interest on any Offered Debt Security, or (b) in respect of a covenant or provision of the indenture which, pursuant to the terms of the indenture, cannot be modified or amended without the consent of the holder of each outstanding Offered Debt Security of such series affected.

The holders of not less than a majority in principal amount of the Offered Debt Securities of any series at the time outstanding are empowered under the terms of the applicable indenture to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee relating to or arising under any past default described in clause (a), (b) or (e) of the first paragraph of this heading “Events of Default and Rights Upon Default.” Subject to certain limitations, the holders of not less than a majority in principal amount of all outstanding Offered Debt Securities (including other debt securities issued under the applicable indenture, but not pursuant to this prospectus) are empowered under the terms of the applicable indenture to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee not relating to or arising under any past default described in clause (a), (b) or (e) of the first paragraph of this heading “Events of Default and Rights Upon Default.”

Each indenture further provides, or will provide, that no holder of an Offered Debt Security of any series may enforce the applicable indenture unless (a) such holder shall have given written notice to the trustee of a continuing Event of Default with respect to the Offered Debt Securities of that series, (b) the holders of not less than 25% in principal amount of the outstanding Offered Debt Securities of that series, in the case of any Event of Default described in clause (a), (b) or (e) of the first paragraph of this heading “Events of Default and Rights Upon Default” (or, in the case of a default described in clause (c) or (d) of such paragraph, the holders of not less than 25% in principal amount of all outstanding Offered Debt Securities (including other debt securities issued under the applicable indenture, but not pursuant to this prospectus)) shall have made written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee under the applicable indenture, (c) such holder or holders have offered to the trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, (d) the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding and (e) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the relevant holders thereof. However, this provision will not prevent a holder of any Offered Debt Security from enforcing the payment of the principal of and any premium, and interest on, such holder’s Offered Debt Security on the stated maturity date or maturities expressed in such Offered Debt Security (or, in the case of redemption, on the redemption date).

Each indenture requires, or will require, that we deliver to the trustee, within 120 days after the end of each fiscal year, an officers’ certificate stating whether to the best knowledge of the signers thereof we are in default in the performance and observance of any of the terms, provisions and conditions of the applicable indenture, and, if so, specifying each such default and the nature and status thereof of which such signers may have knowledge.

Discharge of Indenture

With certain exceptions, we may discharge our obligations under the applicable indenture with respect to any series of Offered Debt Securities by:

(a)	paying or causing to be paid the principal of (and premium, if any) and interest on all the Offered Debt Securities of such series outstanding, as and when the same shall become due and payable;

(b)

delivering to the trustee for cancellation all outstanding Offered Debt Securities of such series (other than with respect to certain Offered Debt Securities which have been apparently destroyed, lost or stolen and which have been replaced or paid as provided pursuant to the terms of the indenture); or

(c)

entering into an agreement with the trustee in form and substance satisfactory to us and the trustee providing for the creation of an escrow fund and irrevocably depositing or causing to be deposited in trust with the trustee, as escrow agent of such fund, sufficient funds in cash and/or Eligible Obligations and/or certain U.S. government obligations, maturing as to principal and interest in such amounts and at such times, as will be sufficient without consideration of any reinvestment of such interest, and as further expressed in the opinion of a nationally recognized firm of independent public accountants in a written certification thereof delivered to the trustee, to pay at the stated maturity or redemption date all such Offered Debt Securities of such series not previously delivered to the trustee for cancellation, including principal (and premium, if any) and interest to the stated maturity or redemption date.

Each indenture defines “Eligible Obligations” to mean interest bearing obligations as a result of the deposit of which the Offered Debt Securities are rated in the highest generic long-term debt rating category assigned to legally defeased debt by one or more nationally recognized rating agencies.

For U.S. federal income tax purposes, there is a substantial risk that a legal defeasance of a series of Offered Debt Securities by the deposit of cash or such Eligible Obligations or U.S. government obligations in a trust would be characterized by the Internal Revenue Service or a court as a taxable exchange by the holders of the Offered Debt Securities of that series for either:

(a)	an issue of obligations of the defeasance trust; or

(b)	a direct interest in the cash and/or such Eligible Obligations and/or such U.S. government obligations held in the defeasance trust.

If the defeasance were so characterized, then a holder of an Offered Debt Security of the series defeased would be:

(a)

required to recognize gain or loss (which would be capital gain or loss if the Offered Debt Securities were held as a capital asset) at the time of the defeasance as if the Offered Debt Security had been sold at such time for an amount equal to the amount of cash and the fair market value of such Eligible Obligations and/or such U.S. government obligations held in the defeasance trust;

(b)

required to include in income in each taxable year the interest and any original issue discount or gain or loss attributable to either such defeasance trust obligations or such securities, as the case may be; and

(c)	subject to the market discount provisions of the Internal Revenue Code of 1986, as amended, as they may pertain to such defeasance trust obligations or such securities.

As a result, a holder of an Offered Debt Security may be required to pay taxes on any such gain or income even though such holder may not have received any cash. Prospective investors are urged to consult their own tax advisors as to the tax consequences of an actual or legal defeasance, including the applicability and effect of tax laws other than U.S. federal income tax law.

Concerning the Trustee

The indentures provide, or will provide, that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the applicable indenture. The trustee under each indenture has two main roles:

•

First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we summarize under the heading “Events of Default and Rights Upon Default.”

•	Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

The trustee may from time to time also act as a depository of funds for, make loans to, and perform other services for, us in the normal course of business. The address of the trustee under the senior indenture and under the subordinated indenture is 1505 Energy Park Drive, St. Paul, Minnesota 55108.

The Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act,” provides that if an Event of Default occurs (and is not cured) under either indenture, the trustee will be required, in the exercise of its power, to use the degree of care and skill that a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers vested in it by the applicable indenture at the request or direction of any holder of securities issued under such indenture, unless such holder shall have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. The trustee may resign at any time with respect to the Offered Debt Securities of one or more series, or may be removed by the holders of a majority in principal amount of the outstanding Offered Debt Securities of such series or, under certain circumstances, by us. If the trustee resigns, is removed or becomes incapable of acting as trustee or if a vacancy occurs in the office of the trustee for any cause, a successor trustee shall be appointed in accordance with the provisions of the applicable indenture.

If the trustee shall have or acquire any “conflicting interest” within the meaning of the Trust Indenture Act, the trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable indenture. The Trust Indenture Act also contains certain limitations on the right of the trustee, as our creditor, to obtain payment of claims in certain cases, or to realize on certain property received by it in respect of such claims, as security or otherwise.

Limitations on Liens

Subject to certain limitations described below, the senior indenture provides that so long as any of the senior Offered Debt Securities issued under such indenture are outstanding, we will not, and will not permit any of our subsidiaries to, create or suffer to exist, except in favor of us or any of our subsidiaries, any lien on any principal property at any time owned by it, to secure any of our or any of our subsidiaries’ funded debt, unless effective provision is made whereby outstanding senior Offered Debt Securities will be equally and ratably secured with any and all such funded debt and with any other indebtedness similarly entitled to be equally and ratably secured. This restriction does not apply to prevent the creation or existence of any (1) acquisition lien or permitted encumbrance; or (2) lien created or assumed by us or any of our subsidiaries in connection with the issuance of Offered Debt Securities the interest on which is excludable from gross income of the holder of such Offered Debt Security pursuant to the Internal Revenue Code of 1986, as amended, for the purpose of financing, in whole or in part, the acquisition or construction of property or assets to be used by us or any of our subsidiaries. In case we or any of our subsidiaries propose to create or permit to exist a lien on any principal property at any time owned by it to secure any funded debt, other than funded debt permitted to be secured under clauses (1) or (2) above, we will give prior written notice thereof to the trustee. We also will, or will cause our subsidiary to, prior to or simultaneously with such creation or permission to exist, by supplemental indenture executed to the trustee (or to the extent legally necessary to another trustee or additional or separate trustee), in form satisfactory to the trustee, effectively secure all the senior Offered Debt Securities equally and ratably with such funded debt and any other indebtedness entitled to be equally and ratably secured.

Notwithstanding the above, we or any of our subsidiaries may issue, assume or guarantee funded debt secured by a lien which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other funded debt of ours or any of our subsidiaries secured by a lien which, if originally issued, assumed or guaranteed at such time, would otherwise be subject to the foregoing restrictions, not including funded debt permitted to be secured under clauses (1) or (2) above, does not at the time exceed 10% of our consolidated net tangible assets, as shown on our audited consolidated financial statements of as of the end of the fiscal year preceding the date of determination.

The term “acquisition lien” is defined to mean any:

(1)

lien on any property acquired before or after the date of the senior indenture, created at the time of acquisition or within one year thereafter to secure all or a portion of the purchase price thereof, or existing thereon at the date of acquisition, whether or not assumed by us or any of our subsidiaries, provided that any such lien applies only to the property so acquired and fixed improvements thereon;

(2)

lien on any property acquired before or after the date of the indenture by any corporation that is or becomes our subsidiary after the date of the senior indenture, referred to in this prospectus as an “Acquired Entity,” provided that any such lien:

(A)

shall either (i) exist prior to the time the Acquired Entity becomes our subsidiary or (ii) be created at the time the Acquired Entity becomes our subsidiary or within one year thereafter to secure all or a portion of the acquisition price thereof; and

(B)	shall only apply to those properties owned by the Acquired Entity at the time it becomes our subsidiary or thereafter acquired by it from sources other than us or any other of our subsidiaries; and

(3)

any extension, renewal or refunding, in whole or in part, of any lien permitted by the immediately preceding clause (1) or (2) above, if limited to the same property or any portion thereof subject to, and securing not more than the amount secured by, the lien extended, renewed or refunded.

The term “funded debt” as applied to us or any of our subsidiaries is defined to mean all indebtedness incurred, created, assumed or guaranteed by us or any of our subsidiaries, or upon which such corporation customarily pays interest charges, which matures, or is renewable by us or any of our subsidiaries to a date, more than one year after the date as of which funded debt is being determined.

The term “indebtedness,” as applied to us or any of our subsidiaries, is defined to mean bonds, debentures, notes and other instruments representing obligations created or assumed by any such corporation for the repayment of money borrowed (other than unamortized debt discount or premium). All indebtedness secured by a lien upon property owned by us or any of our subsidiaries and upon which indebtedness any such corporation customarily pays interest, although any such corporation has not assumed or become liable for the payment of such indebtedness, is for all purposes of the indenture deemed to be indebtedness of any such corporation. All indebtedness for money borrowed incurred by other persons which is directly guaranteed as to payment of principal by us or any of our subsidiaries is for all purposes of the indenture also deemed to be indebtedness of any such corporation, but no other contingent obligation of any such corporation in respect of indebtedness incurred by other persons is for any purpose of the indenture deemed indebtedness of such corporation. Indebtedness does not include:

(1)	any amount representing capitalized lease obligations;

(2)

indirect guarantees or other contingent obligations in connection with the indebtedness of others, including agreements, contingent or otherwise, with such persons or with third persons with respect to, or to permit or ensure the payment of, obligations of such other persons, including, without limitation, agreements to purchase or repurchase obligations of such other persons, agreements to advance or supply funds to or to invest in such other persons, or agreements to pay for property, products or services of such other persons, whether or not conferred, delivered or rendered, and any demand charge, throughput, take-or-pay, keep-well, make-whole, cash deficiency, maintenance of working capital or earnings or similar agreements; and

(3)	any guarantees with respect to lease or other similar periodic payments to be made by other persons.

The term “lien” is defined to mean any mortgage, pledge, lien, security interest or similar charge or encumbrance.

The term “permitted encumbrance” is defined to mean any:

(1)	lien reserved in any oil, gas or other mineral lease for rent, royalty or delay rental under such lease and for compliance with the terms of such lease;

(2)

lien for any judgments or attachments in an aggregate amount not in excess of $10,000,000, or for any judgment or attachment the execution or enforcement of which has been stayed or which has been appealed and secured, if necessary, by the filing of an appeal bond;

(3)

sale or other transfer of crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances in place, or the future production thereof, for a period of time until, or in an amount such that, the transferee will realize therefrom a specified amount, however determined, of money or a specified amount of such crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances or any sale or other transfer of any other interest in property of the character commonly referred to as a “production payment,” “overriding royalty,” “net profits interest,” “royalty” or similar burden on any oil and gas property or mineral interest owned by us or any of our subsidiaries;

(4)

lien consisting of or reserved in any (A) grant or conveyance in the nature of a farm-out or conditional assignment to us or any of our subsidiaries entered into in the ordinary course of business to secure any undertaking of ours or any of our subsidiaries in such grant or conveyance, (B) interest of an assignee in any proved undeveloped lease or proved undeveloped portion of any producing property transferred to such assignee for the purpose of the development of such lease or property, (C) unitization or pooling agreement or declaration, (D) contract for the sale, purchase, exchange or processing of production, or (E) operating agreement, area of mutual interest agreement or other agreement which is customary in the oil and gas business and which agreement does not materially detract from the value, or materially impair the use of, the properties affected thereby;

(5)	lien arising out of any forward contract, futures contract, swap agreement or other commodities contract entered into by us or any of our subsidiaries;

(6)

lien on any oil and gas property of ours or any of our subsidiaries thereof, or on production therefrom, to secure any liability of ours or such subsidiary for all or part of the development cost for such property under any joint operating, drilling or similar agreement for exploration, drilling or development of such property, or any renewal or extension of such lien; or

(7)	certain other liens as described in the senior indenture.

The term “principal property” is defined to mean any property interest in oil and gas reserves located in the United States or offshore the United States and owned by us or any of our subsidiaries and which is capable of producing crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances in paying quantities, the net book value of which property interest or interests exceeds 2% of consolidated net tangible assets, except any such property interest or interests that in the opinion of our board of directors is not of material importance to the total business conducted by us and our subsidiaries as a whole. Without limitation, the term “principal property” does not include:

(1)

accounts receivable and other obligations of any obligor under a contract for the sale, exploration, production, drilling, development, processing or transportation of crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances by us or any of our subsidiaries, and all of our and our subsidiaries’ related rights, and all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character supporting or securing payment of such receivables or obligations; or

(2)	the production or any proceeds from production of crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances.

The term “subsidiary” is defined to mean a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more other subsidiaries, or by us and one or more other subsidiaries.

Ranking

Generally

Neither indenture requires our subsidiaries to guarantee the Offered Debt Securities. As a result, claims of holders of Offered Debt Securities generally will have a junior position to claims of all creditors and claims of holders of any preferred stock of our subsidiaries.

Senior Offered Debt Securities

Unless otherwise indicated in the applicable prospectus supplement, our obligation to pay the principal of, and premium, if any, and interest on, the senior Offered Debt Securities will be unsecured and will rank equally with all of our other unsecured unsubordinated indebtedness.

Subordinated Offered Debt Securities

Subordinated Offered Debt Securities will be subordinate in right of payment, to the extent and in the manner set forth in the subordinated indenture and in the prospectus supplement and, if applicable, the supplemental indenture, relating to such series, to the prior payment of all of our indebtedness that is designated as “Senior Indebtedness” with respect to the series. We define “Senior Indebtedness” generally as all of our indebtedness, including guarantees, unless it is provided in the terms of the instrument evidencing such indebtedness that such indebtedness is not superior in right of payment to the subordinated Offered Debt Securities or to other indebtedness that is pari passu with or subordinated to the subordinated Offered Debt Securities. The subordinated indenture will provide that no payment of the principal of, or premium, if any, or interest on, and no deposit in respect of and no redemption, repurchase or retirement of, the subordinated Offered Debt Securities may be made in the event:

•	we fail to pay the principal of, and premium, if any, and interest or any other amounts on, any Senior Indebtedness when due; or

•

any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash.

The subordinated indenture will not limit the amount of Senior Indebtedness that we may incur.

No Personal Liability of Directors, Officers or Stockholders

Our directors, officers and stockholders will not have any liability for our obligations under the indentures or the Offered Debt Securities. Each holder of Offered Debt Securities, by accepting an Offered Debt Security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Offered Debt Securities.

DESCRIPTION OF CAPITAL STOCK

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of:

•	1,280,000,000 shares of common stock, $0.01 par value per share, which we refer to in this prospectus as “common stock;” and

•

10,000,000 shares of preferred stock, $0.01 par value per share, which we refer to in this prospectus as “preferred stock,” 3,000,000 shares of which have been designated as “Series E Junior Participating Preferred Stock” (which we refer to in this prospectus as the “Series E preferred stock”), with a liquidation preference of $1.00 per share or an amount equal to the payment made on one share of our common stock, whichever is greater.

As of December 13, 2024, there were 560,022,495 shares of our common stock and no shares of our preferred stock outstanding. The following summary description of our common stock is qualified in its entirety by reference to our Restated Certificate of Incorporation, as amended. Copies of our Restated Certificate of Incorporation and the amendments thereto and our Bylaws are filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

Our common stock possesses ordinary voting rights for the election of directors and in respect of other corporate matters, each share being entitled to one vote. The common stock has no cumulative voting rights, meaning that the holders of a majority of the shares cast for the election of directors can elect all the directors if they choose to do so. The common stock carries no preemptive rights and is not convertible, redeemable, assessable or entitled to the benefits of any sinking fund. The holders of common stock are entitled to dividends in such amounts and at such times as may be declared by our board of directors out of legally available funds.

Upon our liquidation or dissolution, the holders of our common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment of any corporate debts and liquidation and any liquidation preference established for the preferred stock. All outstanding shares of common stock are, and upon issuance against full payment of the purchase price therefor, shares of common stock offered hereby will be, duly authorized, validly issued, fully paid and non-assessable.

The transfer agent and registrar of the common stock is Computershare Trust Company, N.A., Canton, Massachusetts.

Preferred Stock

Under our Restated Certificate of Incorporation, as amended, our board of directors may provide for the issuance of up to 10,000,000 shares of preferred stock in one or more series. We currently have one authorized series of preferred stock: the Series E preferred stock. In February 2000, our board of directors, in connection with a rights agreement, authorized 1,500,000 shares of the Series E preferred stock, with a liquidation preference of $1.00 per share or an amount equal to the payment made on one share of our common stock, whichever is greater. In March 2005, our board of directors increased the authorized shares of the Series E preferred stock to 3,000,000 in connection with the two-for-one stock split of the common stock effected in March 2005. The rights agreement and the related preferred share purchase rights expired on February 24, 2010. As of December 13, 2024, there were no shares of the Series E preferred stock outstanding.

The rights, preferences, privileges and restrictions, including liquidation preferences, of the preferred stock of each additional series will be fixed or designated by our board of directors pursuant to a certificate of designations without any further vote or action by our stockholders. In addition to this summary, you should refer to the certificate of designations relating to the specific series of preferred stock being offered for the complete terms of such preferred stock. That certificate of designations will be filed with the SEC in connection with the offering of the specific series of preferred stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of EOG. Upon issuance against full payment of the purchase price therefor, shares of preferred stock offered hereby will be fully paid and nonassessable.

The specific terms of a particular series of preferred stock offered by this prospectus will be described in a prospectus supplement relating to such series and will include the following:

•	the maximum number of shares to constitute the series and the distinctive designation of the series;

•

the annual dividend rate, if any, on shares of the series, whether such rate is fixed or variable or both, the date or dates from which dividends will begin to accrue or accumulate and whether dividends will be cumulative;

•

whether the shares of the series will be redeemable and, if so, the price at, and the terms and conditions on, which the shares of the series may be redeemed, including the time during which shares of the series may be redeemed and any accumulated dividends thereon that the holders of shares of the series shall be entitled to receive upon the redemption thereof;

•	the liquidation preference, if any, applicable to shares of the series;

•

whether the shares of the series will be subject to operation of a retirement or sinking fund and, if so, the extent and manner in which any such fund shall be applied to the purchase or redemption of the shares of the series for retirement or for other corporate purposes, and the terms and provisions relating to the operation of such fund;

•

the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock of ours or any series of any other class or classes, or of any other series of the same class, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjustment of the same;

•	the voting rights, if any, of the shares of the series; and

•	any other preferences and relative, participating, optional or other special rights or qualifications, limitations or restrictions thereof.

Limitation on Directors’ Liability

Delaware corporation law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors’ fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by such laws, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables corporations to limit available relief to equitable remedies such as injunction or rescission. Our Restated Certificate of Incorporation, as amended, limits the liabilities of our directors to us or our stockholders, in their capacity as directors but not in their capacity as officers, to the fullest extent permitted by Delaware law. Specifically, our directors will not be personally liable for monetary damages for breach of a director’s fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or to our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the General Corporation Law of the State of Delaware; or

•	for any transaction from which the director derived an improper personal benefit.

This provision in our Restated Certificate of Incorporation, as amended, may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Anti-Takeover Provisions

Certain provisions in our organizational documents could delay or prevent an unsolicited change in control of us, including the authority of our board of directors to issue preferred stock discussed above and advance notice provisions for director nominations or business to be considered at a stockholders meeting. In addition, Delaware law imposes certain restrictions on mergers and other business combinations between us and any holder of 15% or more of our outstanding common stock.

DESCRIPTION OF COMMON STOCK PURCHASE CONTRACTS AND UNITS

We may issue common stock purchase contracts, representing contracts entitling or obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock may be fixed at the time the contracts are issued or may be determined by reference to a specific formula set forth in the contracts. The common stock purchase contracts may be issued separately or as a part of units, which are referred to in this prospectus as “common stock purchase units,” consisting of a common stock purchase contract and, as security for the holder’s obligations to purchase the common stock under the contracts, any of the following:

•	our senior debt securities or subordinated debt securities;

•	our preferred stock;

•	any other security registered under this registration statement as described in the applicable prospectus supplement; or

•	any combination of the foregoing.

The common stock purchase contracts may require us to make periodic payments to the holders of the common stock purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. The common stock purchase contracts may require holders to secure their obligations thereunder in a specified manner, and in some circumstances we may deliver newly issued prepaid common stock purchase contracts, which are referred to as “prepaid securities,” upon release to a holder of any collateral securing such holder’s obligations under the original contract.

The applicable prospectus supplement will describe the terms of any common stock purchase contracts or units and, if applicable, prepaid securities. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such contracts or units and, if applicable, the prepaid securities and the document pursuant to which such prepaid securities will be issued. Such contracts and documents will be filed with the SEC in connection with the offering of the specific common stock purchase contracts or units.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our senior debt securities, subordinated debt securities, common stock or preferred stock. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. In addition to this summary, you should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. That warrant agreement, together with the terms of warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the terms of any series of warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•

the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants that may be exercised at any one time;

•	the anti-dilution provisions of such warrants;

•	the redemption or call provisions of such warrants;

•	provisions regarding changes to, or adjustments in, the exercise price;

•	the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	a discussion of any material U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Until they exercise their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon exercise, and will not be entitled to:

•	receive payments of principal of, and premium, if any, and interest, if any, on, any debt securities purchasable upon exercise;

•	receive dividend payments, if any, with respect to any underlying securities; or

•	exercise the voting rights of any common stock or preferred stock purchasable upon exercise.

DESCRIPTION OF DEPOSITARY SHARES

The following description, together with any applicable prospectus supplement, summarizes all the material terms and provisions of the depositary shares that we may offer under this prospectus and the related deposit agreements and depositary receipts. Specific deposit agreements and depositary receipts will contain additional important terms and provisions. The forms of the applicable deposit agreement and depositary receipt will be filed with the SEC in connection with the offering of the specific depositary shares.

This summary of depositary agreements, depositary shares and depositary receipts relates to terms and conditions applicable to these types of securities generally. The particular terms of any series of depositary shares will be summarized in the applicable prospectus supplement. If indicated in the applicable prospectus supplement, the terms of any series may differ from the terms summarized below.

General

We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If so, we will issue “depositary receipts” for these “depositary shares.” Each depositary share will represent a fraction of a share of a particular series of preferred stock. Each holder of a depositary share will be entitled, in proportion to the fraction of preferred stock represented by that depositary share, to all the rights, preferences and privileges of the preferred stock, including dividend, voting, redemption, conversion and liquidation rights, if any, and all the limitations of the preferred stock. We will enter into a deposit agreement with a depositary, which will be named in the applicable prospectus supplement.

In order to issue depositary shares, we will issue shares of preferred stock and immediately deposit such shares with the depositary. The depositary will then issue and deliver depositary receipts to the persons who purchase depositary shares. Each whole depositary share issued by the depositary may represent a fraction of a share of preferred stock held by the depositary. The depositary will issue depositary receipts in a form that reflects whole depositary shares, and each depositary receipt may evidence any number of whole depositary shares.

Pending the preparation of definitive engraved depositary receipts, if any, a depositary may, upon our written order, issue temporary depositary receipts, which will temporarily entitle the holders to all the rights pertaining to the definitive depositary receipts. We will bear the costs and expenses of promptly preparing definitive depositary receipts and of exchanging the temporary depositary receipts for such definitive depositary receipts.

Dividends and Other Distributions

The depositary will distribute all cash and non-cash distributions it receives with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares they hold, subject to any obligations of the record holders to file proofs, certificates and other information and to pay any taxes or other governmental charges. In the case of any non-cash distribution, we may determine that the distribution cannot be made proportionately or the depositary may determine that it may not be feasible to make the distribution. If so, the depositary may, with our approval, adopt a method it deems equitable and practicable to effect the distribution, including the sale, public or private, of the securities or other non-cash property it receives in the distribution at a place and on terms it deems proper. The amounts distributed by the depositary will be reduced by any amount required to be withheld by us or the depositary on account of taxes.

Redemption of Depositary Shares

If the shares of preferred stock that underlie the depositary shares are redeemable and we redeem the preferred stock, the depositary will redeem the depositary shares from the proceeds it receives from the redemption of the preferred stock it holds. The depositary will redeem the number of depositary shares that represent the amount of underlying preferred stock that we have redeemed. The redemption price for depositary shares will be in proportion to the redemption price per share that we paid for the underlying preferred stock. If we redeem less than all of the underlying preferred stock, the depositary will select which depositary shares to redeem by lot, or some substantially equivalent method.

After a redemption date is fixed, the depositary shares to be redeemed no longer will be considered outstanding. The rights of the holders of such depositary shares will cease, except for the right to receive money or other property upon redemption. In order to redeem their depositary shares, holders must surrender their depositary receipts to the depositary.

Voting the Preferred Stock

When the depositary receives notice about any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of depositary shares related to such preferred stock. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary on how to vote the shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, to the extent practicable, to vote the preferred stock represented by the depositary shares in accordance with these instructions. If the depositary does not receive instructions from the holders of the depositary shares, the depositary will abstain from voting the preferred stock that underlies those depositary shares.

Withdrawal of Preferred Stock

If a holder of depositary receipts surrenders those depositary receipts at the corporate office (as designated in the deposit agreement) of the depositary, or any other office as the depositary may designate, and pays any taxes, charges or fees, that holder is entitled to delivery at the corporate office of certificates evidencing the number of shares of preferred stock, but only in whole shares, and any money and other property represented by those depositary receipts. If the depositary receipts delivered evidence a number of depositary shares in excess of the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing that excess number of depositary shares.

Amendment and Termination of the Deposit Agreement

We and the depositary can agree, at any time, to amend the form of depositary receipt and any provisions of the deposit agreement. If, however, an amendment has a material adverse effect on the rights of the holders of related depositary shares, the holders of at least a majority of the depositary shares then outstanding must first approve the amendment. Every holder of a depositary receipt at the time an amendment becomes effective will be bound by the amended deposit agreement. Subject to any conditions in the deposit agreement or applicable law, no amendment, however, can impair the right of any holder of a depositary share to receive shares of the related preferred stock, or any money or other property represented by the depositary shares, when they surrender their depositary receipts.

Unless otherwise specified in the applicable prospectus supplement, the deposit agreement may be terminated by us or by the depositary if there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of EOG and that distribution has been distributed to the holders of depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and the government charges that relate solely to the depositary arrangements. We will also pay the charges of each depositary, including charges in connection with the initial deposit of the related series of preferred stock, the initial issuance of the depositary shares, and all withdrawals of shares of the related series of preferred stock. Holders of depositary shares, however, will be required to pay transfer and other taxes and government charges, as provided in the deposit agreement.

Resignation and Removal of Depositary

The depositary may submit notice of resignation at any time or we may remove the depositary at any time. However, no resignation or removal will take effect until we appoint a successor depositary, which must occur within 60 days after delivery of the notice of resignation or removal.

Miscellaneous

If we are required to furnish any information to the holders of the preferred stock underlying any depositary shares, the depositary, as the holder of the underlying preferred stock, will forward to the holders of depositary shares any report or information it receives from us.

Neither the depositary nor we will be liable if its ability to perform its obligations under the deposit agreement is prevented or delayed by law or any circumstance beyond its control. We and the depositary will be obligated to use our best judgment and to act in good faith in performing our respective duties under the deposit agreement. We and the depositary will be liable only for gross negligence and willful misconduct in performing our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to appear in, prosecute or defend any legal proceeding with respect to any depositary receipts, depositary shares or preferred stock unless we receive what we, in our sole discretion, determine to be a satisfactory indemnity from one or more holders of the depositary shares. We and the depositary will evaluate any proposed indemnity in order to determine whether the financial protection afforded by the indemnity is sufficient to reduce each party’s risk to a satisfactory and customary level. We and the depositary may rely on the advice of legal counsel or accountants of our choice. We and the depositary may also rely on information provided by persons we believe, in good faith, to be competent, and on documents we believe, in good faith, to be genuine.

The applicable prospectus supplement will identify the depositary’s corporate trust office. Unless the prospectus supplement indicates otherwise, the depositary will act as transfer agent and registrar for depositary receipts, and if we redeem shares of preferred stock, the depositary will act as redemption agent for the corresponding depositary receipts.

Title

We, each depositary and any agent of EOG or the applicable depositary may treat the registered owner of any depositary share as the absolute owner of the depositary shares for all purposes, including making payment, regardless of whether any payment in respect of the depositary share is overdue and regardless of any notice to the contrary. See “Book-Entry Issuance” below.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The applicable prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

The unit agreement, together with the terms of the underlying securities, will be filed with the SEC in connection with the offering of the specific units.

BOOK-ENTRY ISSUANCE

Except as otherwise stated in the applicable prospectus supplement, the debt securities that we may offer will initially be represented by one or more fully registered, global certificates, collectively referred to in this prospectus as the “Global Security,” which will be deposited upon issuance with, or on behalf of, The Depository Trust Company, referred to in this prospectus as “DTC,” in New York, New York, and registered in the name of a nominee of DTC, in each case for credit to an account of a direct or indirect participant in DTC as described below. This means that, except as provided below, holders of the debt securities (1) will not receive a certificate for the debt securities, (2) will not have the debt securities registered in their name and (3) will not be considered the registered owners or holders of the debt securities for any purpose. Accordingly, each person owning a beneficial interest in the Global Security must rely on the procedures of DTC and, if such person is not one of DTC’s participating organizations, collectively referred to in this prospectus as the “Participants,” on the procedures of the Participant through which the person owns its interest, to exercise any rights of a holder of the debt securities.

Except as set forth below, the Global Security may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Security may not be exchanged for certificates representing debt securities except in the limited circumstances described below.

DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants, by eliminating the need for physical movement of securities certificates. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which is owned by the users of its regulated subsidiaries. Access to DTC’s book-entry system is also available to other entities such as banks, brokers, dealers and trust companies, collectively referred to in this prospectus as the “Indirect Participants,” that clear transactions through or maintain a direct or indirect custodial relationship with a Participant. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.

DTC has also advised us that pursuant to procedures established by it:

•	upon deposit of the Global Security, DTC will credit the accounts of Participants with the applicable portion of the debt securities represented by the Global Security; and

•

ownership of such principal amount represented by the Global Security will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC, with respect to the Participants, or by the Participants and the Indirect Participants, with respect to the other owners of beneficial interests in the Global Security.

DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participants and Indirect Participants through which the beneficial owners acquired the debt securities. All interests in a Global Security are subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of debt securities that they own. Consequently, the ability to transfer beneficial interests in the Global Security to such persons will be impaired to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect

Participants and certain banks, the ability of a person having beneficial interests in a Global Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be adversely affected by the lack of a physical certificate evidencing such interests.

Payments in respect of the debt securities registered in the name of DTC or its nominee will be payable by us through the paying agent to DTC in its capacity as the registered holder. We will treat the persons in whose names the debt securities, including the Global Security, are registered as the owners of the debt securities for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither we, nor the trustee, nor any agent of ours, nor any underwriter of our debt securities has or will have any responsibility or liability for:

•

any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to, or payments made on account of, beneficial ownership interests in the Global Security, or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Security; or

•	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of debt securities such as the Global Security, is to credit the accounts of the relevant Participants with payment on the payment due dates in amounts proportionate to their respective beneficial interests in the Global Security as shown on DTC’s records.

Payments by the Participants and the Indirect Participants to the beneficial owners of the debt securities will be governed by standing instructions and customary practices, as is now the case with debt securities held for the accounts of customers registered in bearer form or “street name,” and will be the sole responsibility of the Participants or the Indirect Participants, subject to any statutory or regulatory requirements as may be in effect from time to time. Neither we, nor the trustee, nor any agent of ours, nor any underwriter of our debt securities will be liable for any delay by DTC or any of the Participants in identifying the beneficial owners of the debt securities, and each may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes.

DTC has advised us that it will take any action permitted to be taken by a holder of the debt securities only at the direction of one or more Participants to whose account with DTC interests in the Global Security are credited. However, DTC reserves the right to exchange the Global Security for certificates representing debt securities and to distribute those certificates to its Participants.

Unless we specify otherwise in the applicable prospectus supplement, each Global Security will be exchangeable for certificated debt securities only if:

•

DTC notifies us that it is unwilling or unable to continue as depository or DTC ceases to be a clearing agency registered under the Exchange Act (if so required by applicable law or regulation) and, in either case, a successor depository is not appointed by us within ninety (90) days after we receive such notice or become aware of such unwillingness, inability or ineligibility; or

•	we, in our sole discretion and subject to DTC’s procedures, determine that the Global Securities shall be exchangeable for certificated debt securities.

Upon any such exchange, owners of a beneficial interest in the Global Security or Global Securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest, and to have such debt securities in certificated form registered in the names of the beneficial owners, which names shall be provided by DTC’s relevant Participants (as identified by DTC) to the trustee.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus:

•	through underwriters, brokers, dealers or agents;

•	to underwriters or dealers;

•	directly to purchasers;

•	pursuant to delayed delivery contracts or forward contracts; or

•	through a combination of any of these methods of sale.

Any underwriters, dealers, brokers or agents may sell the securities to institutional purchasers in one or more transactions, including block transactions, on the New York Stock Exchange or otherwise. Any sales of the securities may be made at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The prospectus supplement relating to the securities will set forth the terms of the offering of such securities, including the name or names of any underwriters or agents, the purchase price of the securities and the proceeds to us (if any) from such sale, any delayed delivery arrangements, any underwriting discounts and commissions and other items constituting underwriters’ compensation, any initial public offering price and any discounts or concessions to be allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions to be allowed or reallowed or paid to dealers may be changed from time to time. If we use underwriters in the sale of any securities, the underwriters will acquire such securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with the sale of the securities, underwriters, brokers, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent or to whom they may sell as principal.

Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of securities will be named in the prospectus supplement relating to that offering and, if an underwriting syndicate is used, the name or names of the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement relating to such securities, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities offered if any are purchased.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if those offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If dealers are used in the sale of securities, we will sell such securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices to be determined by such dealers at the time of resale. The names of dealers or brokers acting as dealers and the terms of the transaction will be set forth in the prospectus supplement relating to such securities.

We may sell the securities through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect to which this prospectus is delivered will be named, and any commissions that we pay to such agent will be set forth, in the prospectus supplement relating to such securities. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters, brokers or dealers to solicit offers from certain types of institutions to purchase debt securities, preferred stock or common stock at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Securities may also be sold directly by us. In this case, no underwriters or agents will be involved. We may use electronic media, including the Internet, to sell these securities directly.

The securities, if other than common stock, when first issued, will have no established trading market. Any underwriters or agents to or through whom we sell such securities for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities.

Agents, brokers, dealers and underwriters may be entitled under agreements with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, brokers, dealers or underwriters may be required to make in that respect. Agents, brokers, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

LEGAL MATTERS

Certain legal matters in connection with the offering of the securities will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP, Houston, Texas, and will be passed upon for any agents, dealers or underwriters by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements of EOG Resources, Inc. incorporated by reference in this prospectus, and the effectiveness of EOG Resources, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

The letter report of DeGolyer and MacNaughton, independent petroleum consultants, included as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and the estimates from the reports of that firm appearing in such Annual Report, are incorporated herein by reference on the authority of said firm as experts in petroleum engineering.